Exhibit 2.1
AGREEMENT AND PLAN OF MERGER

by and among

VANGUARD NATURAL RESOURCES, LLC,
VANGUARD NATURAL GAS, LLC,
VANGUARD ACQUISITION COMPANY, LLC

and

ENCORE ENERGY PARTNERS GP LLC

and

ENCORE ENERGY PARTNERS LP

Dated as of July 10, 2011

TABLE OF CONTENTS

ARTICLE I	CERTAIN DEFINITIONS...	2
Section 1.1	Certain Definitions...	2
Section 1.2	Interpretation...	14

ARTICLE II	THE MERGER; EFFECTS OF THE MERGER..........................................................................................................................................................................................	14
Section 2.1	The Merger...	14
Section 2.2	Closing...	15

ARTICLE III	MERGER CONSIDERATION; EXCHANGE PROCEDURES..................................................................................................................................................................	15
Section 3.1	Merger Consideration...	15
Section 3.2	Rollover of ENP Common Units Held by VNG..................................................................................................................................................................................................	17
Section 3.3	Rights As Unitholders; Unit Transfers...	17
Section 3.4	Exchange of Certificates...	17
Section 3.5	Anti-Dilution Provisions...	22
Section 3.6	Treatment of ENP LTIP...	22

ARTICLE IV	ACTIONS PENDING MERGER...	23
Section 4.1	Conduct of Business by ENP and ENP GP ...	23
Section 4.2	Conduct of Business by VNR and VNG ...	25
Section 4.3	Standstill...	27

ARTICLE V	REPRESENTATIONS AND WARRANTIES..................................................................................................................................................................................................	28
Section 5.1	Representations and Warranties of ENP Parties................................................................................................................................................................................................	28
Section 5.2	Representations and Warranties of VNRParties................................................................................................................................................................................................	38

ARTICLE VI	COVENANTS...	47
Section 6.1	Efforts...	47
Section 6.2	Unitholder Approvals...	48
Section 6.3	Registration Statement...	49
Section 6.4	Press Releases...	51
Section 6.5	Access; Information...	51
Section 6.6	Acquisition Proposals; Change in Recommendation....................................................................................................................................................................................	51
Section 6.7	Takeover Laws...	54
Section 6.8	No Rights Triggered...	54
Section 6.9	New Common Units Listed...	54
Section 6.10	Third-Party Approvals...	54
Section 6.11	Indemnification; Directors’ and Officers’ Insurance...................................................................................................................................................................................	55
Section 6.12	Notification of Certain Matters...	58
Section 6.13	Rule 16b-3...	58
Section 6.14	ENP Amended and Restated Partnership Agreement; ENP GP Amended and Restated Limited Liability Company Agreement...........................................................	58
Section 6.15	ENP GP Board Membership...	58
Section 6.16	Distributions...	58
Section 6.17	ENP Conflicts Committee...	59

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ARTICLE VII	CONDITIONS TO CONSUMMATION OF THE MERGER......................................................................................................................................................................	59
Section 7.1	Unitholder Approvals...	59
Section 7.2	Governmental Approvals...	60
Section 7.3	No Injunction...	60
Section 7.4	Representations, Warranties and Covenants of the VNR Parties...................................................................................................................................................................	60
Section 7.5	Representations, Warranties and Covenants of the ENP Parties......................................................................................................................................................................	60
Section 7.6	Effective Registration Statement...	61
Section 7.7	Opinion of Vinsion & Elkins LLP...	61
Section 7.8	Opinion of Bracewell & Giuliani LLP...	62
Section 7.9	NYSE Listing...	62
Section 7.10	No Material Adverse Effect...	62

ARTICLE VIII	TERMINATION...	62
Section 8.1	Termination...	62
Section 8.2	Fees and Expenses...	64
Section 8.3	Effect of Termination...	66

ARTICLE IX	MISCELLANEOUS...	66
Section 9.1	Waiver; Amendment; Approvals and Consents......................................................................................................................................................................................................	66
Section 9.2	Counterparts...	67
Section 9.3	Governing Law...	67
Section 9.4	Confidentiality...	67
Section 9.5	Notices...	67
Section 9.6	Entire Understanding; No Third-Party Beneficiaries............................................................................................................................................................................................	69
Section 9.7	Severability...	69
Section 9.8	Jurisdiction...	69
Section 9.9	Waiver of Jury Trial...	69
Section 9.10	No Recourse...	69
Section 9.11	Specific Performance...	70
Section 9.12	Survival...	70

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ANNEXES

Annex A	Form of Second Amended and Restated Limited Liability Company Agreement of ENP GP
Annex B	Form of Third Amended and Restated Agreement of Limited Partnership of ENP
Annex C                Form of Standstill Provision

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of July 10, 2011 (this “Agreement”), is entered into by and among Vanguard Natural Resources, LLC, a Delaware limited liability company (“VNR”), Vanguard Natural Gas, LLC, a Kentucky limited liability company and wholly owned subsidiary of VNR (“VNG”), and Vanguard Acquisition Company, LLC, a Delaware limited liability company and wholly owned subsidiary of VNG (“MergerCo”), and Encore Energy Partners LP, a Delaware limited partnership (“ENP”), and Encore Energy Partners GP LLC, a Delaware limited liability company and the general partner of ENP (“ENP GP”).

WITNESSETH:

WHEREAS, the ENP Conflicts Committee and the ENP GP Board have determined that the business combination provided for herein pursuant to which ENP will, subject to the terms and conditions set forth herein, merge with MergerCo, with ENP as the surviving entity (the “Merger”), such that following the Merger, ENP GP will remain the sole general partner of ENP, and VNG will become the sole limited partner of ENP, is fair and reasonable to and in the best interests of ENP and the ENP Unaffiliated Unitholders;

WHEREAS, the VNR Conflicts Committee and the VNR Board have determined that the Merger is fair and reasonable to and in the best interests of VNR and the VNR Unaffiliated Unitholders, and the sole member of MergerCo has approved the Merger;

WHEREAS, VNR is the sole member of VNG;

WHEREAS, VNG is the sole member of ENP GP and the owner of record of approximately 45.6% of the outstanding ENP Common Units;

WHEREAS, as a condition and inducement to ENP and ENP GP to enter into this Agreement, concurrently with the execution and delivery of this Agreement, the VNR Parties and the ENP Parties are entering into the Voting Agreement, pursuant to which, among other things, the VNR Parties have agreed, subject to the terms and conditions set forth therein, to vote all of the ENP Common Units held by them in favor of the Merger and this Agreement; and

WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Certain Definitions.

  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition Proposal” shall mean any proposal or offer from or by any Person other than VNR, VNG, ENP GP, MergerCo or their respective Subsidiaries relating to:  (a) any direct or indirect acquisition of (i) more than 15% of the assets of ENP and its Subsidiaries, taken as a whole, (ii) more than 15% of the outstanding ENP Common Units or (iii) a business or businesses that constitute more than 15% of the cash flow, net revenues, net income or assets of ENP and its Subsidiaries, taken as a whole; (b) any “tender offer” or “exchange offer”, as defined under the Exchange Act, that, if consummated, would result in any such Person beneficially owning more than 15% of the outstanding ENP Common Units; or (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving ENP, other than the Merger.

“Action” shall have the meaning set forth in Section 6.11(a).

“Additional Member” shall have the meaning given such term in the VNR LLC Agreement.

“Affiliate” shall have the meaning set forth in Rule 405 of the Securities Act, unless otherwise expressly stated herein; provided that VNR, VNG and their respective Subsidiaries shall not be Affiliates of ENP, ENP GP and their respective Subsidiaries, unless otherwise expressly stated herein.

“Agreement” shall have the meaning set forth in the introductory paragraph to this Agreement.

“Average Closing Price” shall mean, as of any date, the average of the closing sale prices of a VNR Common Unit as reported on the NYSE Composite Transactions Reporting System for the 10 consecutive NYSE full trading days (in which such VNR Common Units are traded on the NYSE) ending at the close of trading on the NYSE full trading day immediately preceding such date.

“Book-Entry Units” shall have the meaning set forth in Section 3.3.

“Business Day” shall mean any day which is not a Saturday, Sunday or other day on which banks are authorized or required to be closed in the City of New York, New York.

“Certificate” shall have the meaning set forth in Section 3.3.

“Certificate of Merger” shall have the meaning set forth in Section 2.1(b).

“Claim” shall have the meaning set forth in Section 6.11(a).

“Class B Units” shall mean the units representing limited liability company interests in VNR having the rights and obligations specified with respect to “Class B Units” in the VNR LLC Agreement.

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall have the meaning set forth in Section 2.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Compensation and Benefit Plan” shall mean any bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee unit ownership, unit bonus, unit purchase, restricted unit and unit option plan, any employment or severance contract, any medical, dental, disability, health and life insurance plan, any other employee benefit and fringe benefit plan, contract or arrangement and any applicable “change of control” or similar provision in any plan, contract or arrangement maintained or contributed to for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing, including any “employee benefit plan” as defined in ERISA Section 3(3).

“Confidentiality Agreement” shall mean a confidentiality agreement of the nature generally used in circumstances similar to those contemplated in Section 6.6 hereof, as determined by the ENP Conflicts Committee in its reasonable business judgment; provided, however, that such Confidentiality Agreement shall (a) have a term of not less than two years, (b) provide that all non-public information pertaining to ENP and/or VNR be protected as confidential information thereunder, subject to customary exceptions, (c) contain a provision relating to a “standstill” with respect both the ENP Common Units and the VNR Common Units that is no less favorable to VNR than the form of standstill provision contained in Annex C hereto, and (d) provide that VNR is a third-party beneficiary with respect to any breach thereof; provided further, that ENP may amend or waive the terms of such Confidentiality Agreement in its discretion, except that VNR shall have the right to approve or consent to any amendment or waiver (i) of the two-year or more term of the Confidentiality Agreement, (ii) that would have the effect of causing any non-public information pertaining to ENP or VNR that is protected as confidential information under the Confidentiality Agreement not to be protected as confidential information under the Confidentiality Agreement, (iii) of the provision described in clause (c) above, or (iv) of VNR’s ability to enforce its rights as a third-party beneficiary to such Confidentiality Agreement.

“DLLCA” shall mean the Delaware Limited Liability Company Act, 6 Del.C.  §18-101 et seq.

“DRULPA” shall mean the Delaware Revised Uniform Limited Partnership Act, 6 Del.C.  §17-101 et seq.

“Effective Time” shall have the meaning set forth in Section 2.1(b).

“ENP” shall have the meaning set forth in the introductory paragraph to this Agreement.

“ENP Amended and Restated Partnership Agreement” shall mean the Third Amended and Restated Agreement of Limited Partnership of ENP, substantially in the form attached hereto as Annex B.

“ENP Conflicts Committee” shall mean the Conflicts Committee of the ENP GP Board.

“ENP Certificate of Limited Partnership” means the certificate of limited partnership of ENP as filed with the Secretary of State of the State of Delaware on February 13, 2007.

“ENP Change in Recommendation” shall have the meaning set forth in Section 6.2(b).

“ENP Common Units” shall mean the common units representing limited partner interests of ENP having the rights and obligations specified with respect to “Common Units” as set forth in the ENP Existing Partnership Agreement.

“ENP Existing Partnership Agreement” shall mean the Second Amended and Restated Agreement of Limited Partnership of ENP, dated as of September 17, 2007, as amended from time to time.

“ENP GP” shall have the meaning set forth in the introductory paragraph to this Agreement.

“ENP GP Amended and Restated LLC Agreement” shall mean the Second Amended and Restated Limited Liability Company Agreement of ENP GP, substantially in the form attached hereto as Annex A.

“ENP GP Board” shall mean the board of directors of ENP GP.

“ENP GP Certificate of Formation” shall mean the certificate of formation of ENP GP as filed with the Secretary of State of the State of Delaware on February 13, 2007.

“ENP GP Existing LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of ENP GP, dated as of December 31, 2010, as may be amended from time to time.

“ENP LTIP” shall mean the Encore Energy Partners GP LLC Long-Term Incentive Plan, as amended from time to time.

“ENP Material Contract” shall have the meaning set forth in Section 4.1(g).

“ENP Meeting” shall have the meaning set forth in Section 5.1(d)(ii).

“ENP Merger Transactions” shall have the meaning set forth in Section 5.1(d)(ii).

“ENP Oil and Gas Agreements” shall have the meaning set forth in Section 5.1(m)(i).

“ENP Parties” shall mean ENP GP and ENP.

“ENP Recommendation” shall have the meaning set forth in Section 6.2(b).

“ENP Reserve Report” shall have the meaning set forth in Section 5.1(m)(ii).

“ENP Restricted Units” shall have the meaning set forth in Section 3.1(e).

“ENP SEC Documents” shall have the meaning set forth in Section 5.1

“ENP Unaffiliated Unitholders” shall mean the ENP Unitholders excluding VNR, VNG and their Affiliates.

“ENP Unitholder Approval” shall have the meaning set forth in Section 7.1(a).

“ENP Unitholders” shall mean the holders of outstanding ENP Common Units.

“Environmental Laws” shall mean any and all applicable Laws relating to pollution, protection, preservation, remediation or restoration of the environment (including soils, subsurface soils, surface waters, groundwaters, or atmosphere) or natural resources or preservation or protection of human health or safety, including applicable Laws relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, transport, or handling of, or exposure of any Person or property to, Hazardous Materials, including the Clean Air Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments and Reauthorization Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Federal Hazardous Materials Transportation Law, the Occupational Safety and Health Act, the Marine Mammal Protection Act, Endangered Species Act, the National Environmental Policy Act, and the Oil Pollution Act, as each has been amended from time to time and all other environmental conservation and protection laws.

“Environmental Permit” shall mean any permit, license, registration, certification, authorization, exemption, variance, consent, order or approval required under any Environmental Law.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Estimated Non-Qualifying Income Cushion” shall have the meaning set forth in Section 8.2(b)(i).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” shall have the meaning set forth in Section 3.4(a).

“Exchange Fund” shall have the meaning set forth in Section 3.4(a).

“Exchange Ratio” shall have the meaning set forth in Section 3.1(c).

“Expenses” shall have the meaning set forth in Section 8.2(f).

“Final Non-Qualifying Income Cushion” shall have the meaning set forth in Section 8.2(b)(ii).

“Final Non-Qualifying Income Cushion Certificate” shall have the meaning set forth in Section 8.2(b)(ii).

“Governmental Authority” shall mean any national, state, local, county, parish or municipal government, domestic or foreign, any agency, board, bureau, commission, court, tribunal, subdivision, department or other governmental or regulatory authority or instrumentality, or any arbitrator, in each case that has jurisdiction over VNR or ENP, as the case may be, or any of their respective Subsidiaries or any of their or their respective Subsidiaries’ properties or assets.

“Hazardous Material” shall mean any substance that, by its nature or its use, is regulated or as to which liability might arise under any Environmental Law including any:  (a) chemical, product, material, substance or waste defined as or included in the definition of “hazardous substance,” “hazardous material,” “hazardous waste,” “restricted hazardous waste,” “extremely hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” toxic substance,” “toxic pollutant,” “contaminant,” “pollutant,” or words of similar meaning or import found in any Environmental Law, (b) petroleum hydrocarbons, petroleum products, petroleum substances, natural gas, crude oil, or any components, fractions, or derivatives thereof, and (c) asbestos containing materials, polychlorinated biphenyls, radioactive materials, urea formaldehyde foam insulation, or radon gas.

“HSR” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Hydrocarbons” shall mean oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons.

“Indebtedness” of any Person shall mean (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property of such Person to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property), (b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person, (c) any indebtedness of others secured by a Lien on any property of such Person, whether or not the respective indebtedness so secured has been assumed by it, (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person, (e) obligations of such Person in respect of surety bonds or similar instruments, (f) obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property to such Person to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under U.S. generally accepted accounting principles, and (g) indebtedness of others as described in clauses (a) through (f) above in any manner guaranteed by such Person or for which it is or may become contingently liable; provided, however, that Indebtedness shall not include accounts payable to trade creditors, or accrued expenses arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the ordinary course of business.

“Indemnification Expenses” shall have the meaning set forth in Section 6.11(a).

“Indemnified Parties” shall have the meaning set forth in Section 6.11(a).

“Indemnitees” shall have the meaning set forth in the ENP Existing Partnership Agreement.

“Knowledge” shall mean, with respect to any party, the actual knowledge of the directors or officers of such party or such party’s general partner.

“Law” shall mean any law, rule, regulation, directive, ordinance, code, governmental determination, judgment, order, treaty, convention, governmental certification requirement or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Authority.

“Lien” shall mean any mortgage, lien, charge, restriction (including restrictions on transfer), pledge, security interest, option, right of first offer or refusal, preemptive right, lease or sublease, claim, right of any third party, covenant, right of way, easement, encroachment or encumbrance.

“Letter of Transmittal” shall have the meaning set forth in Section 3.4(b).

“Material Adverse Effect” shall mean, with respect to ENP or VNR, respectively, any state of facts, change, development, condition, occurrence or other effect that (a) is or could reasonably be expected to be material and adverse to the financial condition, assets, properties, business, operations, results of operations or prospects of ENP and its Subsidiaries taken as a whole, or VNR and its Subsidiaries taken as a whole, respectively, or (b) materially impairs or delays, or could reasonably be expected to materially impair or delay, the ability of the ENP Parties or the VNR Parties, respectively, to perform their respective obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not include any (i) changes generally affecting the economy in the United States of America, (ii) changes in oil and gas prices, including changes in price differentials, (iii) changes in general economic conditions in the oil and gas exploration and production industry, (iv) changes in Law, except for a change in Tax Law that would make the transactions contemplated hereby taxable to the holders of ENP Common Units (other than to the extent that the transactions contemplated hereby would be expected to be taxable to such holders as of the date of signing this Agreement, e.g., in respect of cash received for fractional units), (v) earthquakes, hurricanes, floods or other natural disasters, except if the state of facts, change, development, condition, occurrence or other effect described in clauses (i), (ii), (iii), (iv), and (v), relative to other participants of similar size in the oil and gas exploration and production industry generally, disproportionately impacts the financial condition, assets, properties, business, results of operations or prospects of ENP and its Subsidiaries, taken as a whole, or VNR and its Subsidiaries, taken as a whole, respectively; (vi) changes resulting from the announcement of this Agreement, or (vii) changes in the market price or trading volume of ENP Common Units or VNR Common Units, respectively (except that the underlying causes of any such changes may be considered in determining whether a Material Adverse Effect has occurred).

“Merger” shall have the meaning set forth in the recitals to this Agreement.

“Merger Consideration” shall have the meaning set forth in Section 3.1(c).

“MergerCo” shall have the meaning set forth in the introductory paragraph to this Agreement.

“New Common Unit Issuance” shall mean the issuance of VNR Common Units as part of the Merger Consideration pursuant to this Agreement.

“New Common Units” shall have the meaning set forth in Section 3.1(c).

“Non-Qualifying Income Cushion” shall have the meaning set forth in Section 8.2(b)(i).

“Notice of Proposed Recommendation Change” shall have the meaning set forth in Section 6.2(c).

“NYSE” shall mean the New York Stock Exchange.

“Oil and Gas Properties” shall mean all interests in and rights with respect to oil, gas, mineral, and similar properties of any kind and nature, including working, leasehold and mineral interests and operating rights and royalties, overriding royalties, production payments, net profit interests and other non-working interests and non-operating interests (including all oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions.

“Other Parties” shall mean, with respect to the ENP Parties, the VNR Parties, and with respect to the VNR Parties, the ENP Parties.

“Person” or “person” shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority, or any group comprised of two or more of the foregoing.

“Permitted Encumbrances” shall mean:

(a) to the extent waived prior to the Effective Time, preferential purchase rights, rights of first refusal, purchase options and similar rights granted pursuant to joint operating agreements, joint ownership agreements, stockholders agreements, organic documents and other similar agreements and documents;

(b) contractual or statutory mechanic’s, materialmen’s, warehouseman’s, journeyman’s and carrier’s Liens and other similar Liens arising in the ordinary course of business for amounts not yet delinquent and Liens for Taxes or assessments that are not yet delinquent or, in all instances, if delinquent, that are being contested in good faith in the ordinary course of business and for which adequate reserves have been established by the party responsible for payment thereof;

(c) lease burdens payable to third parties which are deducted in the calculation of discounted present value in any reserve report including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;

(d) (i) contractual or statutory Liens securing obligations for labor, services, materials and supplies furnished to mineral interests, or (ii) Liens on pipeline or pipeline facilities which arise out of operation of Law, or (iii) Liens arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements which are customary in the oil and gas business, provided, however, that, in the case of any Lien described in the foregoing clauses (i), (ii) or (iii), such Lien (A) shall secure obligations that are not Indebtedness and are not delinquent and (B) has no material adverse effect on the value or operation of the property encumbered thereby;

(e) Liens incurred in the ordinary course of business on cash or securities pledged in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for Indebtedness) entered into in the ordinary course of business (including lessee and operator obligations under statute, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters) or to secure obligations on surety or appeal bonds;

(f) pre-judgment Liens and judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance;

(g) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of ENP or any of its Subsidiaries, to the extent existing on the date of this Agreement;

(h) customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to the indenture, escrow agreement or other similar agreement establishing such trust or escrow arrangement;

(i) Liens pursuant to merger agreements, stock purchase agreements, asset sale agreements and similar agreements (i) limiting the transfer of properties and assets pending consummation of the subject transaction and (ii) in respect of earnest money deposits, good faith deposits, purchase price adjustment escrows and similar deposits and escrow arrangements made or established thereunder;

(j) such title defects as VNR may have expressly waived in writing;

(k) rights reserved to or vested in any Governmental Authority to control or regulate any of ENP’s or its Subsidiaries’ properties or assets in any manner;

(l) Liens securing any Indebtedness existing on the date of this Agreement;

(m) all other Liens, charges, encumbrances, defects and irregularities that are not such as to materially interfere with the operation, value or use of the property or asset affected, and for the purposes hereof, easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of ENP or its Subsidiaries that are customarily granted in the oil and gas industry shall be deemed to not materially interfere with the operation, value or use of the property or asset affected; and

(n) such filings made with, or notices to, the Bureau of Ocean Energy Management, Regulation, and Enforcement and any other applicable Governmental Authority, as are customarily made after the transactions contemplated by this Agreement.

“Preliminary Amount” shall have the meaning set forth in Section 8.2(b)(i).

“Proxy Statement/Prospectus” shall have the meaning set forth in Section 5.1(f).

“Receiving Party” shall have the meaning set forth in Section 6.6(b).

“Registration Statement” shall have the meaning set forth in Section 5.1(f).

“Related Party” shall mean (a) in the case of VNR, VNG and MergerCo, and (b) in the case of ENP, ENP GP.

“Release” shall mean any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing into the outdoor environment.

“Representatives” shall mean with respect to a Person, its directors, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.

“Rights” shall mean, with respect to any person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such person (or the general partner of such person) to issue, transfer or sell any partnership or other equity interest of such person or any of its Subsidiaries or any securities convertible into or exchangeable for such partnership interests or equity interests, or (b) contractual obligations of such person (or the general partner of such person) to repurchase, redeem or otherwise acquire any partnership interest or other equity interest in such person or any of its Subsidiaries or any such securities or agreements listed in clause (a) of this definition.

“Rights of Way” shall have the meaning set forth in Section 5.1(o)(ii).

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X under the Securities Act, except, in the case of VNR, ENP GP and its Subsidiaries (including, for the sake of clarity, ENP) shall not be deemed to be Subsidiaries of VNR (unless otherwise specifically provided in this Agreement).

“Surviving Entity” shall have the meaning set forth in Section 2.1(a).

“Takeover Law” shall mean any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover statute or similar statute enacted under state or federal law.

“Tax Returns” shall have the meaning set forth in Section 5.1(l)(i).

“Taxes” shall mean all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, or other similar assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority, whether disputed or not.

“Tax Law” shall mean any Law relating to Taxes.

“Termination Date” shall have the meaning set forth in Section 8.1(b)(i).

“Termination Fee” shall mean an amount equal to $20.0 million.

“VNG” shall have the meaning set forth in the introductory paragraph to this Agreement.

“VNG Certificate of Formation” shall mean the Articles of Organization of VNG as filed with the Secretary of State of the State of Kentucky on December 15, 2004, as amended by the Articles of Amendment thereto, filed with the Secretary of State of the State of Kentucky on March 5, 2007.

“VNG LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of VNG, dated as of December 26, 2006, as amended from time to time.

“VNR” shall have the meaning set forth in the introductory paragraph to this Agreement.

“VNR Acquisition Proposal” shall mean any proposal or offer from or by any Person other than ENP and its Subsidiaries relating to:  (a) any direct or indirect acquisition of (i) more than 50% of the assets of VNR and its Subsidiaries (other than the assets of ENP and its Subsidiaries), taken as a whole, (ii) more than 50% of the outstanding equity securities of VNR, or (iii) a business or businesses that constitute more than 50% of the cash flow, net revenues, net income or assets of VNR and its Subsidiaries (other than the cash flow, net revenues, net income or assets of ENP and its Subsidiaries), taken as a whole, (b) any “tender offer” or “exchange offer”, in each case as defined pursuant to the Exchange Act, that, if consummated, would result in any Person beneficially owning more than 50% of the outstanding equity securities of VNR, or (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving VNR other than the Merger.

“VNR Board” shall mean the board of directors of VNR.

“VNR Certificate of Formation” shall mean the certificate of formation of VNR as filed with the Secretary of State of the State of Delaware on October 13, 2006.

“VNR Common Units” shall mean the common units representing limited liability company interests in VNR having the rights and obligations specified with respect to “Common Units” in the VNR LLC Agreement.

“VNR Conflicts Committee” shall mean the Conflicts Committee of the VNR Board.

“VNR LLC Agreement” shall mean the Second Amended and Restated Limited Liability Company Agreement of VNR, dated as of October 29, 2007, as amended from time to time.

“VNR Material Contract” shall have the meaning set forth in Section 4.2(g).

“VNR Meeting” shall have the meaning set forth in Section 5.2(c)(ii).

“VNR Merger Transactions” shall have the meaning set forth in Section 5.2(c)(ii).

“VNR Oil and Gas Agreements” shall have the meaning set forth in Section 5.2(l)(i).

“VNR Parties” shall mean VNR, VNG and MergerCo.

“VNR Reserve Report” shall have the meaning set forth in Section 5.2(l)(ii).

“VNR Restricted Units” shall have the meaning set forth in Section 3.1(e).

“VNR SEC Documents” shall have the meaning set forth in Section 5.2.

“VNR Unaffiliated Unitholders” shall mean the VNR Unitholders other than VNR and its Affiliates, officers and directors.

“VNR Unitholder Approval” shall have the meaning set forth in Section 7.1(b).

“VNR Unitholders” shall mean the holders of outstanding VNR Common Units.

“Voting Agreement” shall mean the Voting Agreement dated as of the date hereof by and among the VNR Parties and the ENP Parties.

Section 1.2 Interpretation.

  A reference to an Article, Section, Annex, Exhibit or Schedule means an Article of, a Section in, or Annex, Exhibit or Schedule to, this Agreement unless otherwise expressly stated.  Unless the context requires otherwise, the words “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of similar import refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  Whenever the context requires, the words used herein include the masculine, feminine and neuter gender, and the singular and the plural.  A reference to any legislation or to any provision of any legislation shall include any amendment thereof, any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.  References to “this Agreement” or any other agreement or document shall be construed as a reference to such agreement or document, including any exhibits, appendices and schedules thereto, as amended, amended and restated, modified or supplemented and in effect from time to time and shall include a reference to any document which amends, modifies or supplements it.  References to a Person or person shall be construed as a reference to such Person and its successors and permitted assigns.  The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. It is the intention of the parties that every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (not withstanding any rule of law requiring an agreement to be strictly construed against the drafting party), it being understood that the parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement.

ARTICLE II

THE MERGER; EFFECTS OF THE MERGER

Section 2.1 The Merger.

(a) The Surviving Entity.  Subject to the terms and conditions of this Agreement, at the Effective Time, MergerCo shall merge with and into ENP, the separate existence of MergerCo shall cease, and ENP shall survive and continue to exist as a Delaware limited partnership (ENP, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”), such that immediately following the Merger, ENP GP will continue to be the sole general partner of ENP, and VNG will be the sole limited partner of ENP.

(b) Effectiveness and Effects of the Merger.  Subject to the satisfaction or waiver of the conditions set forth in Article VII in accordance with this Agreement, the Merger shall become effective upon the filing of a properly executed certificate of merger (the “Certificate of Merger”) with the office of the Secretary of State of the State of Delaware or such later date and time as may be agreed to by VNR and ENP and set forth in such Certificate of Merger (the “Effective Time”), in accordance with the DRULPA and the DLLCA.  The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DRULPA and the DLLCA.

(c) ENP Certificate of Limited Partnership and ENP Agreement of Limited Partnership.  At the Effective Time, the ENP Certificate of Limited Partnership shall remain unchanged and shall be the certificate of limited partnership of the Surviving Entity until duly amended in accordance with applicable Law.  Pursuant to Section 14.5 of the ENP Existing Partnership Agreement, at the Effective Time, the ENP Existing Partnership Agreement shall be amended and restated as the ENP Amended and Restated Partnership Agreement, and such ENP Amended and Restated Partnership Agreement shall be the agreement of limited partnership of the Surviving Entity until duly amended in accordance with the terms thereof and applicable Law.

Section 2.2 Closing.

  Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Merger and the other transactions contemplated hereby shall occur (the “Closing”) on (a) the first Business Day after the day on which the last of the conditions set forth in Article VII (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) shall have been satisfied or waived in accordance with the terms of this Agreement or (b) such other date to which VNR and ENP may agree in writing.  The date on which the Closing occurs is referred to as the “Closing Date.”  The Closing of the transactions contemplated by this Agreement shall take place at the offices of Vinson & Elkins LLP, First City Tower, 1001 Fannin Street, Suite 2500, Houston, Texas 77002-6760, at 10:00 a.m. Houston time on the Closing Date.

ARTICLE III

MERGER CONSIDERATION; EXCHANGE PROCEDURES

Section 3.1 Merger Consideration.

  Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of VNR, VNG, MergerCo, ENP, ENP GP or any holder of VNR Common Units or ENP Common Units:

(a) All of the limited liability company interests in MergerCo outstanding immediately prior to the Effective Time shall be cancelled and no consideration received therefor.

(b) The general partner interest in ENP issued and outstanding immediately prior to the Effective Time shall remain outstanding in the Surviving Entity in the form as set forth in the ENP Amended and Restated Partnership Agreement, and ENP GP, as the holder of such general partner interest, shall continue as the sole general partner of the Surviving Entity as set forth in the ENP Amended and Restated Partnership Agreement.  VNG agrees that at the Effective Time, VNG shall (i) be automatically bound by the ENP Amended and Restated Partnership Agreement and (ii) continue as limited partner of the Surviving Entity in respect of its ENP Common Units as provided in Section 3.2, and thereby become the sole limited partner of the Surviving Entity.  At the Effective Time, the books and records of ENP shall be revised to reflect that all other limited partners of ENP cease to be limited partners of ENP pursuant to the terms of this Agreement, and ENP shall continue without dissolution.

(c) Except as described in clause (d) or (e) below and in Section 3.2, each ENP Common Unit issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.75 VNR Common Units (such ratio, the “Exchange Ratio,” and such amount of VNR Common Units, the “Merger Consideration”) which VNR Common Units shall be duly authorized and validly issued in accordance with applicable Laws and the VNR LLC Agreement, as applicable (such VNR Common Units described in this clause (c) shall be referred to herein as the “New Common Units”).

(d) Notwithstanding anything to the contrary in this Agreement, at the Effective Time, all ENP Common Units (if any) owned by ENP or its Subsidiaries or by VNR and its Subsidiaries other than VNG shall automatically be cancelled and no consideration received therefor.

(e) Notwithstanding anything to the contrary in this Agreement, at the Effective Time, all restricted ENP Common Units (“ENP Restricted Units”) issued under the ENP LTIP and outstanding immediately prior to the Effective Time shall be converted into awards of restricted VNR Common Units (“VNR Restricted Units”), with the number of VNR Restricted Units subject to each such converted award to be determined based on the Exchange Ratio.  The agreements between ENP GP and each such award holder regarding such ENP Restricted Units shall be assumed by VNR or an Affiliate thereof, and such awards, as converted pursuant to this Section 3.1(e), shall continue to be governed, on and after the Effective Time, by the terms and conditions of such agreements (subject to the adjustments required by this Section 3.1(e) after giving effect to the Merger).

Section 3.2 Rollover of ENP Common Units Held by VNG.

  Notwithstanding anything to the contrary in this Agreement, all ENP Common Units owned by VNG immediately prior to the Effective Time shall be unchanged and remain outstanding as Common Units of the Surviving Entity at the Effective Time.  Such Common Units will, immediately after the Effective Time, constitute all of the issued and outstanding Common Units of, and limited partner interests in, the Surviving Entity.

Section 3.3 Rights As Unitholders; Unit Transfers.

  Except as set forth in Section 3.2, all ENP Common Units shall cease to be outstanding and shall automatically be canceled and cease to exist when converted as a result of and pursuant to the Merger.  At the Effective Time, each holder of a certificate representing ENP Common Units (a “Certificate”) and each holder of non-certificated ENP Common Units represented by book-entry (“Book-Entry Units”) shall cease to be a unitholder of ENP and cease to have any rights with respect thereto, except the right to receive (a) the Merger Consideration, and the right to be admitted as an Additional Member in connection therewith, (b) any cash to be paid in lieu of any fractional New Common Unit in accordance with Section 3.4(e), and (c) any distributions in accordance with Section 3.4(c), in each case, to be issued or paid, without interest, in consideration therefor in accordance with Section 3.4; provided, however, that the rights of (i)  any holder of ENP Restricted Units shall be as set forth in Section 3.1(e), (ii) VNG shall be as set forth in Section 3.2 and (iii) VNR and its Subsidiaries other than VNG, and ENP and its Subsidiaries shall be as set forth in Section 3.1(d).  In addition, to the extent applicable, holders of ENP Common Units immediately prior to the Effective Time shall have continued rights to any distribution, without interest, with respect to such ENP Common Units with a record date occurring prior to the Effective Time that may have been declared or made by ENP with respect to such ENP Common Units in accordance with the terms of this Agreement and which remains unpaid as of the Effective Time.  Such distributions by ENP are not part of the Merger Consideration, and shall be paid on the payment date set therefor to such holders of ENP Common Units whether or not they exchange their ENP Common Units pursuant to Section 3.4. At the Effective Time, except as set forth in Section 3.2, the unit transfer books of ENP shall be closed immediately and there shall be no further registration of transfers on the unit transfer books of ENP with respect to ENP Common Units.

Section 3.4 Exchange of Certificates.

(a) Exchange Agent.  Prior to the Effective Time, VNR shall appoint a commercial bank or trust company reasonably acceptable to ENP to act as exchange agent hereunder for the purpose of exchanging ENP Common Units for New Common Units and cash as required by this Article III (the “Exchange Agent”). Promptly after the Effective Time, VNR shall deposit, or shall cause a VNR Party to deposit, with the Exchange Agent for the benefit of the holders of the applicable ENP Common Units, for exchange in accordance with this Article III, through the Exchange Agent, New Common Units and cash as required by this Article III.  VNR agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any distributions pursuant to Section 3.3 and Section 3.4(c) and to make payments in lieu of any fractional New Common Units pursuant to Section 3.4(e), in each case without interest.  Any cash (including as payment for any fractional New Common Units in accordance with Section 3.4(e) and any distributions with respect to such fractional New Common Units in accordance with Section 3.4(c)) and New Common Units deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.”  The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be paid for ENP Common Units pursuant to this Agreement out of the Exchange Fund.  Except as contemplated by Sections 3.4(c) and 3.4(e), the Exchange Fund shall not be used for any other purpose.

(b) Exchange Procedures.  Promptly after the Effective Time, VNR shall instruct the Exchange Agent to mail to each record holder of ENP Common Units as of the Effective Time (other than (x) holders of ENP Restricted Units, (y) VNG and (z) ENP and its Subsidiaries and VNR and its Subsidiaries other than VNG) (i) a letter of transmittal (which shall specify that in respect of certificated ENP Common Units, delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which shall be in customary form and agreed to by VNR and ENP prior to the Effective Time) (the “Letter of Transmittal”) and (ii) instructions (which shall be in customary form and agreed to by VNR and ENP prior to the Effective Time) for use in effecting the surrender of the Certificates or Book-Entry Units in exchange for the Merger Consideration payable in respect of ENP Common Units represented by such Certificates or Book-Entry Units, as applicable.  Promptly after the Effective Time, upon surrender of Certificates, if any, for cancellation to the Exchange Agent together with such letters of transmittal, properly completed and duly executed, and such other documents (including in respect of Book-Entry Units) as may be required pursuant to such instructions, each holder who held ENP Common Units immediately prior to the Effective Time (other than (x) holders of ENP Restricted Units, (y) VNG and (z) ENP and its Subsidiaries and VNR and its Subsidiaries other than VNG) shall be entitled to receive upon surrender of the Certificates or Book-Entry Units therefor (A) New Common Units representing, in the aggregate, the whole number of New Common Units that such holder has the right to receive pursuant to this Article III (after taking into account all ENP Common Units then held by such holder) and (B) a check in an amount equal to the aggregate amount of cash that such holder has the right to receive pursuant to this Article III, including cash payable in lieu of any fractional New Common Units pursuant to Section 3.4(e) and distributions pursuant to Section 3.4(c).  No interest shall be paid or accrued on any Merger Consideration, any cash payment in lieu of fractional New Common Units, or any VNR distributions payable pursuant to Section 3.4(c).  In the event of a transfer of ownership of ENP Common Units that is not registered in the transfer records of ENP, the Merger Consideration payable in respect of such ENP Common Units may be paid to a transferee, if the Certificate representing such ENP Common Units or evidence of ownership of the Book-Entry Units is presented to the Exchange Agent, and in the case of both certificated and book-entry ENP Common Units, accompanied by all documents reasonably required to evidence and effect such transfer and the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the delivery of the Merger Consideration in any name other than that of the record holder of such ENP Common Units, or shall establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not payable.  Until such required documentation has been delivered and Certificates, if any, have been surrendered, as contemplated by this Section 3.4, each Certificate or Book-Entry Unit shall be deemed at any time after the Effective Time to represent only the right to receive upon such delivery and surrender the Merger Consideration payable in respect of ENP Common Units, cash payable in lieu of fractional New Common Units, distributions pursuant to Section 3.4(c), and (without the necessity of such surrender) any cash or distributions to which such holder is entitled pursuant to Section 3.3.

(c) Distributions with Respect to Unexchanged ENP Common Units.  No distributions declared or made with respect to VNR Common Units with a record date after the Effective Time shall be paid to the holder of any ENP Common Units with respect to New Common Units that such holder would be entitled to receive in accordance herewith and no cash payment in lieu of fractional New Common Units shall be paid to any such holder until such holder shall have delivered the required documentation and surrendered any Certificates or Book-Entry Units as contemplated by this Section 3.4.  Subject to applicable Law, following compliance with the requirements of Section 3.4(b), there shall be paid to such holder of New Common Units issuable in exchange therefor, without interest, (i) promptly after the time of such compliance, the amount of any cash payable in lieu of fractional New Common Units to which such holder is entitled pursuant to Section 3.4(e) and the amount of distributions with a record date after the Effective Time theretofore paid with respect to New Common Units and payable with respect to such New Common Units, and (ii) at the appropriate payment date, the amount of distributions with a record date after the Effective Time but prior to such delivery and surrender and a payment date subsequent to such compliance payable with respect to such New Common Units.

(d) Further Rights in ENP Common Units.  The Merger Consideration issued upon conversion of an ENP Common Unit in accordance with the terms hereof (including any cash paid pursuant to Section 3.3, Section 3.4(c) or Section 3.4(e)) and any declared distributions to be paid on ENP Common Units as described in Section 3.3 shall be deemed to have been issued in full satisfaction of all rights pertaining to such ENP Common Unit.

(e) Fractional New Common Units.  No certificates or scrip of New Common Units representing fractional New Common Units or book entry credit of the same shall be issued upon the surrender of ENP Common Units outstanding immediately prior to the Effective Time in accordance with Section 3.4(b), and such fractional interests will not entitle the owner thereof to vote or to have any rights as a holder of any New Common Units.  Notwithstanding any other provision of this Agreement, each holder of ENP Common Units converted in the Merger who would otherwise have been entitled to receive a fraction of a New Common Unit (after taking into account all ENP Common Units exchanged by such holder) shall receive, in lieu thereof, cash (without interest rounded up to the nearest whole cent) in an amount equal to the product of (i) the Average Closing Price as of the Closing Date and (ii) the fraction of a New Common Unit that such holder would otherwise be entitled to receive pursuant to this Article III.  As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify VNR, and VNR shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.  To the extent applicable, each holder of ENP Common Units shall be deemed to have consented for U.S. federal income tax purposes (and to the extent applicable, state or local income tax purposes) to report the cash received for fractional New Common Units in the Merger as a sale of a portion of the holder’s ENP Common Units to VNR consistent with Treasury Regulation Section 1.708-1(c)(4).

(f) Termination of Exchange Fund.  Any portion of the Exchange Fund constituting New Common Units or cash that remains undistributed to the holders of ENP Common Units after 180 days following the Effective Time shall be delivered to VNR upon demand by VNR and, from and after such delivery, any former holders of ENP Common Units who have not theretofore complied with this Article III shall thereafter look only to VNR for the Merger Consideration payable in respect of such ENP Common Units, any cash in lieu of fractional New Common Units to which they are entitled pursuant to Section 3.4(e), or any distributions with respect to New Common Units to which they are entitled pursuant to Section 3.4(c), in each case, without any interest thereon.  Any amounts remaining unclaimed by holders of ENP Common Units immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental entity shall, to the extent permitted by applicable Law, be held by VNR.  Without limitation of the foregoing, after 180 days following the Effective Time any amounts remaining unclaimed by holders of ENP Common Units shall become the property of VNR, subject to the legitimate claims of any Person previously entitled thereto.

(g) No Liability.  To the fullest extent permitted by Law, none of ENP GP, VNR, VNG, ENP, the Surviving Entity or their respective Representatives shall be liable to any holder of ENP Common Units for any VNR Common Units (or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(h) Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by VNR, the posting by such Person of an indemnity agreement or a bond, in a customary amount, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect of ENP Common Units represented by such Certificate and any distributions to which the holders thereof are entitled pursuant to Section 3.3(b) or (c).

(i) Withholding.  The Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of ENP Common Units such amounts as the Exchange Agent reasonably deems to be required to deduct and withhold under the Code or any provision of state, local, or foreign Tax Law, with respect to the making of such payment; provided, however, that the Exchange Agent shall provide reasonable notice to the applicable holders of ENP Common Units prior to withholding any amounts pursuant to this Section 3.4(i).  To the extent that amounts are so deducted and withheld by the Exchange Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of ENP Common Units in respect of whom such deduction and withholding was made by the Exchange Agent.

(j) Book Entry and Admission of Holders of New Common Units as Additional Members of VNR.  All New Common Units to be issued in the Merger shall be issued in book-entry form, without physical certificates.  Upon the issuance of New Common Units to the holders of ENP Common Units in accordance with this Section 3.4, and the compliance by such holders with the requirements of the VNR LLC Agreement, which requirements may be satisfied by each holder of ENP Common Units by the execution and delivery by such holder of a completed and executed Letter of Transmittal, VNR shall be deemed to have automatically consented to the admission of such holder as a member of VNR in respect of its New Common Units and shall reflect such admission on the books and records of VNR.

(k) Investment of the Exchange Fund.  VNR shall cause the Exchange Agent to invest any cash included in the Exchange Fund as directed by VNR on a daily basis, in VNR’s sole discretion; provided, however, that (i) any investment of such Exchange Fund shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government and (ii) no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable to ENP Unitholders pursuant to the other provisions of this Section 3.4.  Any interest and other income resulting from such investments shall be paid promptly to VNR.

Section 3.5 Anti-Dilution Provisions.

  In the event of any subdivisions, reclassifications, recapitalizations, splits, unit distributions, combinations or exchanges of units with respect to, or Rights in respect of, ENP Common Units or VNR Common Units (in each case, as permitted pursuant to Section 4.1(c) and Section 4.2(c), respectively), the Exchange Ratio, the Merger Consideration, the number of New Common Units to be issued in the Merger and the Average Closing Price of VNR Common Units will be correspondingly adjusted to provide to the holders of ENP Common Units the same economic effect as contemplated by this Agreement prior to such event.

Section 3.6 Treatment of ENP LTIP.

(a) On and after the Effective Time, if permitted under the NYSE corporate governance rules with respect to shareholder approval of equity compensation plans and amendments thereto and any other applicable Law without seeking approval of the holders of the VNR Common Units or the ENP Common Units or the imposition of any other condition (other than compliance with applicable Securities Act requirements), (i) the ENP LTIP shall be continued by VNR and all ENP obligations assumed by VNR (including obligations with respect to ENP Restricted Units in accordance with Section 3.1(e) hereof) and such plan shall continue in effect, subject to amendment, termination and/or suspension in accordance with its terms, notwithstanding the occurrence of the Merger, (ii) from and after the Effective Time all references to ENP Common Units in the ENP LTIP shall be substituted with references to VNR Common Units, (iii) the number of VNR Common Units that will be available for delivery under the ENP LTIP from and after the Effective Time shall equal the number of ENP Common Units that were available for delivery under the ENP LTIP immediately prior to the Effective Time (reduced by the number of ENP Common Units subject to outstanding ENP Restricted Units if such reduction has not already been taken into account), and (iv) no participant in the ENP LTIP shall have any right to acquire ENP Common Units under the ENP LTIP from and after the Effective Time.

(b) If the continuation of the ENP LTIP in accordance with the provisions of Section 3.6(a) is not permitted, ENP shall cause the ENP LTIP to terminate as of the Effective Time, and no further awards shall be granted or issued under the ENP LTIP at or after the Effective Time.

ARTICLE IV

ACTIONS PENDING MERGER

Section 4.1 Conduct of Business by ENP and ENP GP.

  From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, and except (i) as expressly contemplated or permitted by this Agreement, (ii) as may be required by applicable Law, or (iii) with the prior written consent of the VNR Conflicts Committee (which consent shall not be unreasonably withheld, delayed or conditioned), ENP and ENP GP shall not, and shall cause each of their respective Subsidiaries not to, and neither VNR nor VNG shall cause ENP or ENP GP to:

(a) (i) Conduct its business and the business of its Subsidiaries other than in the ordinary course, (ii) fail to use commercially reasonable efforts to preserve intact its business organizations, goodwill and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates, or (iii) take any action that (A) adversely affect the ability of any party to obtain any approvals required under the HSR for the transactions contemplated hereby or (B) has or could reasonably be expected to have a Material Adverse Effect.

(b) (i) Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional equity or any additional Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional equity interests to become subject to new grants of restricted units, phantom units, employee unit options, unit appreciation rights or similar equity-based employee Rights.

(c) (i) Split, combine or reclassify any of its equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its equity interests, or (ii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire any partnership or other equity interests or Rights, except for net unit settlements made in connection with the vesting of restricted units or as required by the terms of its securities outstanding on the date hereof by any existing Compensation and Benefit Plan.

(d) (i) Sell, lease, dispose of or discontinue all or any portion of its assets, business or properties other than in the ordinary course of business, including distributions permitted under Section 4.1(e), (ii) acquire, by merger or otherwise, or lease any assets or all or any portion of the business or property of any other entity other than in the ordinary course of business consistent with past practice, (iii) merge, consolidate or enter into any other business combination transaction with any Person, or (iv) convert from a limited partnership or limited liability company, as the case may be, to any other business entity.

(e) Make or declare dividends or distributions (i) to the holders of ENP Common Units that are special or extraordinary distributions or that are in a cash amount in excess of $0.49 per ENP Common Unit per quarter, other than increases made consistent with past practice pursuant to applicable ENP GP Board approvals, or (ii) to the holders of any other units of or interests in ENP, other than distributions required under the ENP Existing Partnership Agreement by reason of regular quarterly cash distributions to ENP Unitholders.

(f) Amend the ENP Existing Partnership Agreement or the ENP GP Existing LLC Agreement other than at the Effective Time in accordance with this Agreement.

(g) Except as would not prevent or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement past the Termination Date, enter into any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (an “ENP Material Contract”).

(h) Modify, amend, terminate or assign, or waive or assign any rights under any ENP Material Contract in any material respect in a manner which is materially adverse to ENP and its Subsidiaries, taken as a whole, or VNR and its Subsidiaries, taken as a whole, or which could prevent or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement past the Termination Date.

(i) Waive, release, assign, settle or compromise any claim, action or proceeding, including any state or federal regulatory proceeding seeking damages or injunction or other equitable relief, that is material to ENP and its Subsidiaries, taken as a whole.

(j) Implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by U.S. generally accepted accounting principles.

(k) Fail to use commercially reasonable efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it at present.

(l) (i) Change in any material respect any of its express or deemed elections relating to Taxes, including elections for any and all joint ventures, partnerships, limited liability companies or other investments where it has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recent taxable year for which a return has been filed, except as may be required by applicable Law.

(m) (i) Adopt, enter into, amend or otherwise increase, or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under, any Compensation and Benefit Plan, (ii) grant any severance or termination pay to any officer or director of ENP or any of its Subsidiaries, or (iii) establish, adopt, enter into or amend any plan, policy, program or arrangement for the benefit of any current or former directors or officers of ENP or any of its Subsidiaries or any of their beneficiaries.

(n) Other than in the ordinary course of business consistent with past practice and to finance the acquisition by Encore Energy Partners Operating, LLC that is contemplated by that certain Purchase and Sale Agreement dated as of June 22, 2011 by and among EnerVest Energy Institutional Fund X-A, L.P., EnerVest Energy Institutional Fund X-WI, L.P., Vanguard Permian, LLC, and Encore Energy Partners Operating, LLC, (i) incur, assume, guarantee or otherwise become liable for any Indebtedness (directly, contingently or otherwise), other than borrowings under existing revolving credit facilities, (ii) enter into any material lease (whether operating or capital), (iii) create any Lien on its property or the property of its Subsidiaries in connection with any pre-existing Indebtedness, new Indebtedness or lease, or (iv) make or commit to make any capital expenditures other than such capital expenditures as are (A) contemplated in the 2011 capital budget as disclosed in the ENP SEC Documents filed prior to the date hereof or (B) required on an emergency basis or for the safety of individuals, assets or the environment.

(o) Authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation.

(p) Except as permitted by Section 6.2 or Section 6.6, knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at the Closing Date, (ii) any of the conditions set forth in Article VII not being satisfied, (iii) any material delay or prevention of the consummation of the Merger, or (iv) a material violation of any provision of this Agreement.

(q) Agree or commit to do anything prohibited by clauses (a) through (p) of this Section 4.1.

Section 4.2 Conduct of Business by VNR and VNG.

  From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, and except (i) as expressly contemplated or permitted by this Agreement, (ii) as may be required by applicable Law, or (iii) with the prior written consent of the ENP Conflicts Committee (which consent shall not be unreasonably withheld, delayed or conditioned), VNR and VNG shall not, and shall cause each of their respective Subsidiaries not to:

(a) (i) Conduct its business and the business of its Subsidiaries other than in the ordinary course, (ii) fail to use commercially reasonable efforts to preserve intact its business organizations, goodwill and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates, or (iii) take any action that (A) adversely affect the ability of any party to obtain any approvals required under the HSR for the transactions contemplated hereby or (B) has or could reasonably be expected to have a Material Adverse Effect.

(b) (i) Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional equity or any additional Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional equity interests to become subject to new grants of restricted units, phantom units, employee unit options, unit appreciation rights or similar equity-based employee Rights, in each case other than under Compensation and Benefit Plans in effect on the date hereof at times and in amounts consistent with prior practice; provided, however, that notwithstanding the foregoing, VNR shall be permitted to issue and sell up to 4,000,000 VNR Common Units to unaffiliated third Persons for fair market value, subject to any applicable and customary underwriters’ or initial purchasers’ discounts and commissions.

(c) (i) Split, combine or reclassify any of its equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its equity interests, or (ii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire any membership, partnership or other equity interests or Rights, except for net unit settlements made in connection with the vesting of restricted units or as required by the terms of its securities outstanding on the date hereof by any existing Compensation and Benefit Plan.

(d) Merge, consolidate or enter into any other business combination transaction with any Person or make any acquisition or disposition that would be likely to have a Material Adverse Effect or enter into any definitive agreement with respect to a VNR Acquisition Proposal.

(e) Make or declare dividends or distributions (i) to the holders of VNR Common Units that are special or extraordinary distributions or that are in a cash amount in excess of $0.57 per VNR Common Unit per quarter, other than increases consistent with past practice made pursuant to applicable VNR Board approvals, or (ii) to the holders of any other units of or interests in VNR, other than distributions required under the VNR LLC Agreement, as in effect on the date hereof, by reason of regular quarterly cash distributions to VNR Unitholders.

(f) Amend the VNR LLC Agreement as in effect on the date of this Agreement.

(g) Except as would not prevent or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement past the Termination Date, enter into any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (a “VNR Material Contract”).

(h) Modify, amend, terminate or assign, or waive or assign any rights under any VNR Material Contract in any material respect in a manner which is materially adverse to VNR and its Subsidiaries, taken as a whole, or which could prevent or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement past the Termination Date.

(i) Waive, release, assign, settle or compromise any claim, action or proceeding, including any state or federal regulatory proceeding seeking damages or injunction or other equitable relief that would reasonably be expected to have a Material Adverse Effect on VNR.

(j) Implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by U.S. generally accepted accounting principles.

(k) Fail to use commercially reasonable efforts to maintain with financially responsible insurance companies, insurance in such amounts and against such risks and losses as has been customarily maintained by it in the past.

(l) (i) Change in any material respect any of its express or deemed elections relating to Taxes, including elections for any and all joint ventures, partnerships, limited liability companies or other investments where it has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recent taxable year for which a return has been filed, except as may be required by applicable Law.

(m) Other than in the ordinary course of business consistent with past practice, (i) incur, assume, guarantee or otherwise become liable for any Indebtedness (directly, contingently or otherwise), other than borrowings under existing revolving credit facilities, (ii) enter into any material lease (whether operating or capital), (iii) create any Lien on its property or the property of its Subsidiaries in connection with any pre-existing Indebtedness, new Indebtedness or lease, or (iv) make or commit to make any capital expenditures other than such capital expenditures as are (A) contemplated in the 2011 capital budget as disclosed in the VNR SEC Documents prior to the date hereof or (B) required on an emergency basis or for the safety of individuals, assets or the environment.

(n) Authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation.

(o) Except as permitted by Section 6.2, knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties or any representations and warranties of ENP GP or ENP set forth in this Agreement being or becoming untrue in any material respect at the Closing Date, (ii) any of the conditions set forth in Article VII not being satisfied, (iii) any material delay or prevention of the consummation of the Merger, or (iv) a material violation of any provision of this Agreement.

(p) Sell, transfer or otherwise dispose of any ENP Common Units, ENP general partner units or other interests in ENP.

(q) Agree or commit to do anything prohibited by clauses (a) through (p) of this Section 4.2.

Section 4.3 Standstill.

  The Standstill Agreement effective as of March 25, 2011 between VNR and the ENP Conflicts Committee shall remain in effect until the earlier of the Effective Time or termination of this Agreement pursuant to Article VIII; provided, however, that VNR, its Affiliates and its Representatives may (a) engage in customary proxy solicitation activities in respect of the Proxy Statement/Prospectus in connection with the ENP Meeting and (b) take any other action otherwise explicitly authorized by this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of ENP Parties.

  Except as set forth in ENP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by ENP or any of its Subsidiaries subsequent to December 31, 2010 under the Securities Act, or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, in the form filed, or to be filed, with the SEC (collectively, “ENP SEC Documents”) and publicly available prior to the date hereof (excluding any disclosures included therein to the extent they are cautionary, predictive or forward-looking in nature, including those in any risk factor section of such documents), the ENP Parties hereby represent and warrant with respect to themselves and their respective Subsidiaries to VNR, as follows:

(a) Organization, General Authority and Standing.  Each ENP Party is a limited partnership or limited liability company, as the case may be, duly formed, validly existing and in good standing under the Laws of the State of Delaware.  Each ENP Party (i) has the requisite limited partnership or limited liability company power and authority to own and lease all of its properties and assets and to carry on its business as it is now being conducted, (ii) is duly qualified to do business and is in good standing in the states of the United States of America where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and (iii) has in effect all federal, state, local, and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except where the failure to have such power and authority, to be so qualified or to have such authorizations and permits in effect would not have a Material Adverse Effect on ENP.

(b) Capitalization.

(i) As of the date hereof, there are 45,489,584 ENP Common Units issued and outstanding (including 147,987 ENP Restricted Units), and all such ENP Common Units and the limited partner interests represented thereby were duly authorized and are validly issued in accordance with the ENP Existing Partnership Agreement, and are not subject to any preemptive or similar rights (and were not issued in violation of any preemptive or similar rights).  ENP GP is the sole general partner of ENP, owning all of the outstanding general partner units or interests in ENP, and such general partner units or interests were duly authorized and validly issued in accordance with the ENP Existing Partnership Agreement.

(ii) As of the date hereof, except as set forth above in this Section 5.1(b), (A) there are no partnership interests, limited liability company interests or other equity securities of any ENP Party or any of their Subsidiaries issued or authorized and reserved for issuance, (B) there are no outstanding options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating any ENP Party or any of their respective Subsidiaries to issue, transfer or sell any partnership or other equity interest of such ENP Party or such Subsidiary of an ENP Party or any securities convertible into or exchangeable for such partnership interests or equity interests, or any commitment to authorize, issue or sell the same or any such equity securities, except pursuant to this Agreement, and (C) there are no contractual obligations of any ENP Party or any of their respective Subsidiaries to repurchase, redeem or otherwise acquire any partnership interest or other equity interest in such person or any of its Subsidiaries or any such securities or agreements listed in clause (B) of this sentence.

(c) Equity Interests in other Entities.  Other than ownership of its Subsidiaries, ENP does not own beneficially, directly or indirectly, any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.  ENP owns such interests in its Subsidiaries free and clear of all Liens, except those existing or arising pursuant to the applicable governing documents of such entities.

(d)	Power, Authority and Approvals of Transactions; ENP GP Special Approval and Board Recommendations.

(i) Each of the ENP Parties has the requisite limited partnership or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and, subject to the ENP Unitholder Approval, to consummate the transactions contemplated hereby.  Subject to the ENP Unitholder Approval, this Agreement and the transactions contemplated hereby have been authorized by all necessary limited partnership or limited liability company, as applicable, action by each of the ENP Parties.  This Agreement has been duly executed and delivered by each of the ENP Parties and constitutes a valid and binding agreement of such parties (assuming the due execution and delivery of this Agreement by, or on behalf of, the Other Parties), enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

(ii) The ENP GP Board has authorized the ENP Conflicts Committee, among other things, to assume and exercise all lawfully delegable powers of the ENP GP Board to take any and all actions and to make any and all decisions relating to VNR’s proposal to acquire through a unit-for-unit exchange all of the ENP Common Units not owned by VNR or any alternative proposal thereto, all on behalf of and as the ENP Conflicts Committee deems to be in the best interests of ENP and the ENP Unaffiliated Unitholders.  The ENP Conflicts Committee has approved and determined that this Agreement and the transactions contemplated hereby, including the Merger (the “ENP Merger Transactions”), are fair and reasonable to, advisable to and in the best interests of ENP and the ENP Unaffiliated Unitholders, and such action by the ENP Conflicts Committee constituted “Special Approval” (as defined in the ENP Existing Partnership Agreement) of this Agreement and the ENP Merger Transactions.  The ENP GP Board has approved and declared the advisability of entering into this Agreement and the ENP Merger Transactions, has determined that this Agreement and the ENP Merger Transactions are fair and reasonable to, advisable to, and in the best interests of ENP and the ENP Unaffiliated Unitholders and has directed that this Agreement be submitted to the ENP Unitholders for approval at a meeting of such holders for the purpose of approving this Agreement and the Merger (including any adjournment or postponement thereof, the “ENP Meeting”), and the ENP GP Board has recommended that the holders of ENP Common Units approve this Agreement and the Merger.

(iii) The ENP GP Board has authorized the treatment of the ENP LTIP in accordance with Sections 3.6(a) and 3.6(b), as applicable, subject to the authority of the “Committee” (as defined in the ENP LTIP) appointed to administer such plan to effectuate such termination or continuation, as applicable.

(e) No Violations or Defaults.  Subject to the declaration of effectiveness of the Registration Statement, required filings under federal and state securities laws and with the NYSE, assuming the other consents and approvals contemplated by Section 5.1(f) and Article VII are duly obtained and assuming the consents, waivers and approvals specified in Section 6.10(a) are obtained, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the ENP Parties do not and will not (i) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture or other instrument or obligation to which any ENP Party or any of its respective Subsidiaries is a party or by which such ENP Party or any of its Subsidiaries or properties is subject or bound except for such breaches, violations, defaults, terminations, cancellations or accelerations which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on ENP, (ii) constitute a breach or violation of, or a default under the ENP Existing Partnership Agreement, the ENP Certificate of Limited Partnership, the ENP GP Existing LLC Agreement or the ENP GP Certificate of Formation, (iii) materially contravene or conflict with or constitute a material violation of any provision of any Law binding upon or applicable to the ENP Parties or any of their respective Subsidiaries, (iv) result in the creation of any material Lien on any of the assets of the ENP Parties or any of their respective Subsidiaries’ assets, or (v) cause the transactions contemplated by this Agreement to be subject to Takeover Laws.

(f) Consents and Approvals.  No consents or approvals of, or filings or registrations with, any Governmental Authority are necessary in connection with (i) the execution and delivery by the ENP Parties of this Agreement or (ii) the consummation by the ENP Parties of the transactions contemplated by this Agreement, except for (A) the filing of any required applications or notices with any state or foreign agencies of competent jurisdiction and approval of such applications or notices, (B) the filing with the SEC of a proxy statement relating to the matters to be submitted to the ENP Unitholders at the ENP Meeting, a proxy statement relating to the matters to be submitted to the VNR Unitholders at the VNR Meeting and a registration statement on Form S-4 with respect to the issuance of the New Common Units in connection with the Merger (such registration statement and any amendments or supplements thereto, the “Registration Statement,” and the joint proxy statement/prospectus included in such Registration Statement and any amendments or supplements thereto, the “Proxy Statement/Prospectus”), (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (D) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, (E) such filings and approvals as may be required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of VNR Common Units pursuant to this Agreement, (F) such filings and approvals as may be required to be made or obtained under the HSR, and (G) such other consents, authorizations, approvals, filings or registrations the absence or unavailability of which could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ENP.

(g) Financial Reports and the ENP SEC Documents.  The ENP SEC Documents, as of their respective dates (i) complied or will comply in all material respects as to form with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The historical financial statements of ENP and its consolidated subsidiaries contained in or incorporated by reference into any ENP SEC Document (including the related notes and schedules thereto) (A) comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (B) fairly present the financial position, results of operations, partners’ equity and cash flows, as the case may be, of ENP or entities to which it relates as of the dates or for the periods to which such financial statements relate, in each case in accordance with U.S. generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

(h) Absence of Undisclosed Liabilities.  Except as disclosed in the audited financial statements (or notes thereto) included in ENP’s Annual Report on Form 10-K for the year ended December 31, 2010, the unaudited financial statements (or notes thereto) included in ENP’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, and in the financial statements (or notes thereto) included in subsequent ENP SEC Documents filed by ENP prior to the date hereof, neither ENP nor any of its consolidated subsidiaries had at December 31, 2010 or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies that (A) are accrued or reserved against in the financial statements of ENP included in the ENP SEC Documents filed prior to the date hereof, or reflected in the notes thereto, (B) were incurred since December 31, 2010 in the ordinary course of business and consistent with past practices or (C) relate to this Agreement, the transactions contemplated by this Agreement or the proposal of VNR with respect to the Merger or (ii) liabilities, obligations or contingencies that (A) could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on ENP and its consolidated subsidiaries taken as a whole or (B) that have been discharged or paid in full prior to the date hereof.

(i) Compliance with Law.  Each ENP Party and each of their respective Subsidiaries is in compliance with and is not in default under or in violation of any applicable Law, except where such non-compliance, default or violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on ENP.  Since December 31, 2010, no ENP Party nor any of their respective Subsidiaries has received any written notice or, to ENP’s Knowledge, other communication from any Governmental Authority regarding any actual or possible violation of, or failure to comply with, any Law, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on ENP. Notwithstanding the foregoing, the ENP Parties make no representation or warranty, express or implied, under this Section 5.1(i) relating to any (i) Tax matters, which are exclusively addressed in Section 5.1(l) or (ii) environmental matters, which are exclusively addressed in Section 5.1(n).

(j) Material Contracts.

(i) Except for this Agreement, as of the date hereof, neither ENP nor any of its Subsidiaries is a party to or bound by any ENP Material Contract which has not been filed as an exhibit to the ENP SEC Documents.

(ii) (A) Each ENP Material Contract is valid and binding and in full force and effect, (B) ENP and each of its Subsidiaries has performed all obligations required to be performed by it to date under each ENP Material Contract, (C) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of ENP or any of its Subsidiaries under any such ENP Material Contract, except where any such default could not reasonably be expected to have a Material Adverse Effect on ENP and (D) to the Knowledge of ENP, no other party to such ENP Material Contract is in default in any material respect thereunder.

(k) No Brokers.  No action has been taken by the ENP Parties that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, excluding fees to be paid to Jefferies & Company, Inc., pursuant to a letter agreement, the existence of which has been heretofore disclosed to the VNR Parties and which fees have been disclosed to the VNR Parties.

(l) Tax Matters.

(i) All material returns, declarations, reports, estimates, information returns and statements required to be filed under any federal, state, local or foreign Tax Laws (“Tax Returns”) with respect to the ENP Parties or any of their respective Subsidiaries, have been timely filed, or requests for extensions have been timely filed and have not expired.

(ii) All Tax Returns filed by the ENP Parties are complete and accurate in all material respects.

(iii) All Taxes shown to be due on such Tax Returns and all other Taxes, if any, required to be paid by such ENP Party or its Subsidiaries for all periods ending through the date hereof have been paid or adequate reserves have been established, in accordance with generally accepted accounting principles, for the payment of such Taxes.

(iv) No material (A) audit or examination or (B) refund litigation with respect to any Tax Return of any ENP Party is pending.  As of the date hereof, no ENP Party nor any of their respective Subsidiaries (1) has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Tax Returns nor (2) is a party to any Tax sharing or Tax indemnity agreement.

(v) Each ENP Party and each of their respective Subsidiaries that is classified as a partnership for U.S. federal income tax purposes has in effect a valid election under Section 754 of the Code.

(vi) ENP is properly classified as a partnership for U.S. federal income tax purposes, and not as an association or a publicly traded partnership taxable as a corporation under Section 7704 of the Code and has been properly treated as such since its formation.

(m) Oil and Gas Matters.

(i) For purposes of this Agreement, “ENP Oil and Gas Agreements” means the following types of agreements or contracts to which ENP or any of its Subsidiaries is a party, whether as an original party, by succession or assignment or otherwise, with respect to the Oil and Gas Properties forming the basis for the reserves reflected in the ENP Reserve Report:  oil and gas leases, farm-in and farm-out agreements, agreements providing for an overriding royalty interest, agreements providing for a royalty interest, agreements providing for a net profits interest, crude oil or natural gas sales or purchase contracts, joint operating agreements, unit operating agreements, unit agreements, field equipment leases, and agreements restricting ENP’s ability to operate, obtain, explore for or develop interests in a particular geographic area.  No ENP Oil and Gas Agreements contain any material restriction on ENP’s ability to operate, obtain, explore for or develop interests in a particular geographic area.  Complete copies of all such Oil and Gas Agreements have been made available to VNR.

(ii) The factual, non-interpretive data relating to the Oil and Gas Properties of ENP and its Subsidiaries on which the reserve report prepared by DeGolyer and MacNaughton referred to in ENP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “ENP Reserve Report”) was based was accurate in all material respects at the time such data was provided to DeGolyer and MacNaughton.  With respect to the proved reserves reflected in the ENP Reserve Report, the ENP Reserve Report conforms in all material respects to the guidelines with respect thereto of the SEC.  Except for changes (including changes in Hydrocarbon commodity prices) generally affecting the oil and gas industry and normal depletion by production, there has been no material change in respect of the matters addressed in the ENP Reserve Report.

(iii) All material items of operating equipment, pipelines and facilities owned or leased by ENP or any of its Subsidiaries and used or necessary for use in the operation of the Oil and Gas Properties forming the basis for the reserves reflected in the ENP Reserve Report are in a state of repair so as to be adequate for reasonably prudent operations in the areas in which they are operated.

(iv) Except for goods and other property sold, used or otherwise disposed of since the date of the ENP Reserve Report in the ordinary course of business or reflected as having been sold, used or otherwise disposed of in ENP’s SEC Reports (excluding any disclosures included in any “risk factor” section, any other disclosures in such SEC Reports to the extent they are predictive or forward-looking in nature and any disclosures contained in exhibits to or other documents incorporated by reference into, such SEC Reports), as of the date hereof, ENP and its Subsidiaries own or have valid leases or contractual rights to, all material equipment and other personal property used or necessary for use in the operation of their respective Oil and Gas Properties forming the basis for the reserves reflected in the ENP Reserve Report in the manner in which such properties were operated as of the date hereof.

(v) Except for property sold or otherwise disposed of since the dates of the ENP Reserve Report in the ordinary course of business or reflected as having been sold or otherwise disposed of in ENP’s SEC Reports (excluding any disclosures included in any “risk factor” section, any other disclosures in such SEC Reports to the extent they are predictive or forward-looking in nature and any disclosures contained in exhibits to or other documents incorporated by reference into, such SEC Reports), ENP and its Subsidiaries have good and defensible title to all Oil and Gas Properties forming the basis for the reserves reflected in the ENP Reserve Report, in each case relating to the interests referred to therein as of the date of such report, and in each case as attributable to interests owned by ENP and its Subsidiaries, free and clear of any Liens, except (A) Liens reflected in ENP’s SEC Reports filed prior to the date of this Agreement, (B) Permitted Encumbrances, and (C) such imperfections of title, easements, liens, government or tribal approvals or other matters and failures of title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vi) All material proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties of ENP and its Subsidiaries are being received by them in a timely manner and are not being held in suspense for any reason.

(vii) The Oil and Gas Agreements affecting any real or personal property given material value in the ENP Reserve Report, including the Oil and Gas Properties, are in good standing, valid and effective, and all material rentals due by ENP and its Subsidiaries to any lessor of any oil and gas leases forming the basis for the reserves reflected in the ENP Reserve Report have been properly paid.  ENP and its Subsidiaries have paid all material royalties, overriding royalties and other burdens on production due by ENP and its Subsidiaries with respect to their respective Oil and Gas Properties forming the basis for the reserves reflected in the ENP Reserve Report.

(viii) All Oil and Gas Properties operated by ENP and its Subsidiaries have been operated in all material respects in accordance with reasonable, prudent oil and gas field practices and in material compliance with the applicable oil and gas leases and applicable Law.

(ix) None of the material Oil and Gas Properties of ENP and its Subsidiaries forming the basis for the reserves reflected in the ENP Reserve Report is subject to any preferential purchase, consent or similar right that would become operative as a result of the transactions contemplated by this Agreement.

(x) None of the Oil and Gas Properties of ENP and its Subsidiaries forming the basis for the reserves reflected in the ENP Reserve Report are subject to any tax partnership agreement or provisions requiring a partnership income tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code, other than the ENP Existing Partnership Agreement and any provisions applicable to ENP.

(xi) None of ENP or any of its Subsidiaries has received any material advance, take-or-pay or other similar payments that entitle purchasers of production from the Oil and Gas Properties forming the basis for the reserves reflected in the ENP Reserve Report to receive deliveries of Hydrocarbons without paying therefor, and, on a net basis, ENP and its Subsidiaries are neither underproduced nor overproduced, in either case, to any material extent, under gas balancing or similar arrangements.

(n) Environmental Matters.

(i) Each of ENP and each of its Subsidiaries and their respective properties, assets and operations is, and during the relevant time periods specified in all applicable statutes of limitations, has been, in compliance in all material respects with all Environmental Laws.

(ii) To the Knowledge of ENP, (A) each of ENP and each of its Subsidiaries has obtained all material Environmental Permits, made all material filings and maintained all material data, documentation and records necessary for owning and operating its assets and business as it is presently conducted under all Environmental Laws, (B) all such Environmental Permits remain in full force and effect and are issued in the correct entity’s name, and (C) there are no circumstances existing that could reasonably be expected to result in such Environmental Permits being revoked or not renewed or in pending applications for such Environmental Permits being denied.

(iii) There are no pending or, to the Knowledge of ENP, threatened material claims, demands, actions, administrative proceedings, lawsuits, information requests or investigations against ENP or any of its Subsidiaries or affecting any of their respective properties, assets or operations under any Environmental Laws.

(iv) There has been no Release of any Hazardous Material into the environment by ENP or any of its Subsidiaries onto, beneath or from (i.e., migration) any of their respective properties or assets that could reasonably be expected to result in any material investigatory, remedial or corrective action obligation on the part of ENP or any of its Subsidiaries under Environmental Laws.

(v) Neither ENP nor any of its Subsidiaries has received any written notice asserting an alleged liability or obligation under any Environmental Law with respect to any investigatory, remedial or corrective activity at any real properties offsite the property where ENP or such Subsidiary transported or disposed or arranged for the transport or disposal of any Hazardous Materials and, to ENP’s Knowledge, there are no circumstances that would reasonably be likely to result in the receipt of such notice.

(vi) Neither ENP nor any of its Subsidiaries entered into, or is otherwise subject to, any agreements, consents, orders, decrees or judgments pursuant to Environmental Law that (A) prevent or limit or impair in any material respect the development or operation of their properties, (B) impose material restrictions or conditions on the future use or operation of their properties, or (C) require any material investigatory, remedial or corrective activity with respect to the present condition of, or as a result of any operations upon, their properties.

(vii) There has been no exposure of any person or property to any Hazardous Material from, by, or in connection with the ENP and its Subsidiaries’ properties or operations that could reasonably be expected to form the basis of a claim for material damages or compensation.

(viii) ENP has made available to VNR complete and accurate copies of all internal and external environmental assessments, reports, audits, and studies and all correspondence on environmental matters relating to ENP and its Subsidiaries’ properties, assets, and operations that are reasonably expected to have a material impact that are Known to them to be in the possession or control of ENP.

(o) Title to Properties; Rights of Way.

(i) ENP and its Subsidiaries have good and indefeasible title to all real and personal properties which are material to the business of ENP and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except (A) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by ENP and its Subsidiaries, (B) for Permitted Encumbrances and (C) such as could not reasonably be expected to have a Material Adverse Effect on ENP.

(ii) ENP and its Subsidiaries have such consents, easements, rights-of-way or licenses from any person (“Rights-of-Way”) as are necessary to conduct its business in the manner described in the ENP SEC Documents, except for such Rights-of-Way the failure of which to have obtained could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on ENP. ENP and its Subsidiaries have fulfilled and performed all of their material obligations with respect to such Rights-of-Way, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for such revocations, terminations and impairments that could not reasonably expected to have a Material Adverse Effect on ENP. None of such Rights-of-Way contains any restriction that is materially burdensome on ENP and its Subsidiaries, taken as a whole.

(p) ENP Fairness Opinion.  At the meeting at which the ENP Conflicts Committee approved this Agreement, Jefferies & Company, Inc. delivered to the ENP Conflicts Committee its oral opinion (to be confirmed in writing) to the effect that, as of the date of such opinion and subject to certain assumptions, qualifications, limitations and other matters stated therein, the Exchange Ratio is fair, from a financial point of view, to the ENP Unaffiliated Unitholders.

(q) No Material Adverse Effect.  Since December 31, 2010, there has not been a Material Adverse Effect on ENP.

Section 5.2 Representations and Warranties of VNR Parties.

  Except as set forth in VNR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by ENP or any of its Subsidiaries subsequent to December 31, 2010 under the Securities Act, or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, in the form filed, or to be filed, with the SEC (collectively, “VNR SEC Documents”) and publicly available prior to the date hereof (excluding any disclosures included therein to the extent they are cautionary, predictive or forward-looking in nature, including those in any risk factor section of such documents), the VNR Parties hereby represent and warrant with respect to themselves and their respective Subsidiaries to ENP, as follows:

(a) Organization, General Authority and Standing.  Each of the VNR Parties is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware or Kentucky, as applicable.  Each VNR Party (i) has the requisite limited liability company power and authority to own and lease all of its properties and assets and to carry on its business as it is now being conducted, (ii) is duly qualified to do business and is in good standing in the states of the United States of America where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and (iii) has in effect all federal, state, local, and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except where the failure to have such power and authority, to be so qualified or to have such authorizations and permits in effect would not have a Material Adverse Effect on VNR.

(b) Capitalization.

(i) As of the date hereof, there are 29,845,434 VNR Common Units and 420,000 Class B Units issued and outstanding, and all of such VNR Common Units and Class B Units, and the limited liability company interests represented thereby, were duly authorized and validly issued in accordance with the VNR LLC Agreement.  The New Common Units to be issued in accordance with this Agreement have been duly authorized and will be validly issued in accordance with the VNR LLC Agreement and fully paid and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA and the provisions of the VNR LLC Agreement).

(ii) As of the date hereof, except as set forth above in this Section 5.2(b), (A) there are no partnership interests, limited liability company interests or other equity securities of VNR or any of its Subsidiaries issued or authorized and reserved for issuance, (B) there are no outstanding options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such person (or the general partner of such person) or any of its Subsidiaries to issue, transfer or sell any membership, partnership or other equity interest of VNR or any of its Subsidiaries or any securities convertible into or exchangeable for such membership interests, partnership interests or equity interests, or any commitment to authorize, issue or sell the same or any such equity securities, except pursuant to this Agreement, and (C) there are no contractual obligations of VNR or any of its Subsidiaries to repurchase, redeem or otherwise acquire any member interest or other equity interest in such person or any of its Subsidiaries or any such securities or agreements listed in clause (B) of this sentence.

(iii) Other than ownership of its Subsidiaries, ENP GP and its indirect ownership of ENP Common Units, VNR does not own beneficially, directly or indirectly, any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.  VNR owns such interests in its Subsidiaries free and clear of all Liens, except those existing or arising pursuant to the applicable governing documents of such entities.

(iv) As of the date hereof, there are 175,000 VNR Common Units are issuable by VNR upon exercise of any employee or director options or other rights of any employee, director or other Person to purchase VNR Common Units.

(c)	Power, Authority and Approvals of Transactions; VNR Special Approval and Board Recommendations; VNG Extraordinary Approval.

(i) Each of the VNR Parties has the requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  Subject to the VNR Unitholder Approval, this Agreement and the transactions contemplated hereby have been authorized by all necessary limited liability company action by the VNR Parties.  This Agreement has been duly executed and delivered by each VNR Party and constitutes a valid and binding agreement of each VNR Party (assuming the due execution and delivery of this Agreement by, or on behalf of, the Other Parties), enforceable against each such VNR Party in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

(ii) The VNR Board has delegated to the VNR Conflicts Committee the power and authority to consider, analyze, review, evaluate, negotiate, accept or reject the terms and conditions of this Agreement and the transactions contemplated hereby, including the VNR Merger Transactions.  The VNR Conflicts Committee has determined that this Agreement and the transactions contemplated hereby, including the Merger and the New Common Unit Issuance (collectively, the “VNR Merger Transactions”) are fair and reasonable to, and in the best interests of, VNR and the VNR Unaffiliated Unitholders, and such action by the VNR Conflicts Committee constituted “Special Approval” (as defined in the VNR LLC Agreement) of this Agreement and the VNR Merger Transactions.  Based upon such recommendation and approval of the VNR Conflicts Committee, the VNR Board has approved and declared the advisability of entering into this Agreement and the VNR Merger Transactions, has directed that the New Common Unit Issuance be submitted to the VNR Unitholders for approval at a meeting of such holders for the purpose of approving the New Common Unit Issuance (including any adjournment or postponement thereof, the “VNR Meeting”), and the VNR Board has recommended that the holders of VNR Common Units approve the New Common Unit Issuance.

(iii) VNG has duly and validly given to ENG GP, and hereby confirms, VNG’s written approval to the execution, delivery and performance of the Merger Agreement, and to the Merger, the ENP Merger Transactions and the VNR Merger Transactions, including the amendment of the ENP Existing Partnership Agreement contemplated hereby, and the foregoing constitutes all “Extraordinary Approval” (as defined in the ENP GP Existing LLC Agreement) or other action by VNG required under the ENP GP Existing LLC Agreement.

(d) No Violations or Defaults.  Subject to the declaration of effectiveness of the Registration Statement, required filings under federal and state securities laws and with the NYSE, assuming the other consents and approvals contemplated by Section 5.2(e) and Article VII are duly obtained and assuming the consents, waivers and approvals specified in Section 6.10(a) are obtained, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the VNR Parties do not and will not (i) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture or other instrument or obligation to which VNR or any of its Subsidiaries is a party or by which VNR or any of its Subsidiaries or properties is subject or bound except for such breaches, violations, defaults, terminations, cancellations or accelerations which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on VNR, (ii) constitute a breach or violation of, or a default under the VNR LLC Agreement, the VNR Certificate of Formation, the VNG LLC Agreement or the VNG Certificate of Formation, (iii) materially contravene or conflict with or constitute a material violation of any provision of any Law binding upon or applicable to VNR or any of its Subsidiaries, (iv) result in the creation of any material Lien on any of its assets or its Subsidiaries’ assets, or (v) cause the transactions contemplated by this Agreement to be subject to Takeover Laws.

(e) Consents and Approvals.  No consents or approvals of, or filings or registrations with, any Governmental Authority are necessary in connection with (i) the execution and delivery by the VNR Parties of this Agreement or (ii) the consummation by the VNR Parties of the transactions contemplated by this Agreement, except for (A) the filing of any required applications or notices with any state or foreign agencies of competent jurisdiction and approval of such applications or notices, (B) the filing with the SEC of the Registration Statement and the Proxy Statement/Prospectus, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (D) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, (E) such filings and approvals as may be required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of VNR Common Units pursuant to this Agreement, (F) such filings and approvals as may be required to be made or obtained under the HSR, and (G) such other consents, authorizations, approvals, filings or registrations the absence or unavailability of which could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on VNR.

(f) Financial Reports and the VNR SEC Documents.  The VNR SEC Documents, as of their respective dates, (i) complied or will comply in all material respects as to form with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The historical financial statements of VNR and its consolidated subsidiaries contained in or incorporated by reference into any such VNR SEC Document (including the related notes and schedules thereto) (A) comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (B) fairly present the financial position, results of operations, partners’ equity and cash flows, as the case may be, of the entity or entities to which they relate as of the dates or for the periods to which such financial statements relate, in each case in accordance with U.S. generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

(g) Absence of Undisclosed Liabilities.  Except as disclosed in the audited financial statements (or notes thereto) included in VNR’s Annual Report on Form 10-K for the year ended December 31, 2010, the unaudited financial statements (or notes thereto) included in VNR’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, and in the financial statements (or notes thereto) included in subsequent VNR SEC Documents filed by VNR prior to the date hereof, neither VNR nor any of its consolidated subsidiaries had at December 31, 2010 or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies that (A) are accrued or reserved against in the financial statements of VNR included in the VNR SEC Documents filed prior to the date hereof, or reflected in the notes thereto, or (B) were incurred since December 31, 2010 in the ordinary course of business and consistent with past practices or (ii) liabilities, obligations or contingencies that (A) could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on VNR or (B) that have been discharged or paid in full prior to the date hereof.  Notwithstanding anything to the contrary herein, VNR makes no representation or warranty with respect to any liability or obligation of ENP or any of its Subsidiaries.

(h) Compliance with Law.  VNR and each of its Subsidiaries is in compliance with and is not in default under or in violation of any applicable Law, except where such non-compliance, default or violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on VNR.  Since December 31, 2010, neither VNR nor any of its Subsidiaries has received any written notice or, to VNR’s Knowledge, other communication from any Governmental Authority regarding any actual or possible violation of, or failure to comply with, any Law, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on VNR.  Notwithstanding the foregoing, the VNR Parties make no representation or warranty, express or implied, under this Section 5.2(h) relating to any (i) Tax matters, which are exclusively addressed in Section 5.2(k) or (ii) environmental matters, which are exclusively addressed in Section 5.2(m).

(i) Material Contracts.

(i) Except for this Agreement, as of the date hereof, neither VNR nor any of its Subsidiaries is a party to or bound by any VNR Material Contract which has not been filed as an exhibit to the VNR SEC Documents.

(ii) (A) Each VNR Material Contract is valid and binding and in full force and effect, (B) VNR and each of its Subsidiaries has performed all obligations required to be performed by it to date under each VNR Material Contract, (C) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of VNR or any of its Subsidiaries under any such VNR Material Contract, except where any such default could not reasonably be expected to have a Material Adverse Effect on VNR and (D) to the Knowledge of VNR, no other party to such VNR Material Contract is in default in any material respect thereunder.

(j) No Brokers.  No action has been taken by the VNR Parties that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, excluding fees to be paid to RBC Capital Markets Corporation, pursuant to a letter agreement, the existence of which has been heretofore disclosed to the ENP Parties and which fees have been disclosed to the ENP Parties.

(k) Tax Matters.

(i) All Tax Returns with respect to VNR or any of its Subsidiaries have been timely filed, or requests for extensions have been timely filed and have not expired.

(ii) All Tax Returns filed by VNR are complete and accurate in all material respects.

(iii) All Taxes shown to be due on such Tax Returns and all other Taxes, if any, required to be paid by VNR or its Subsidiaries for all periods ending through the date hereof have been paid or adequate reserves have been established, in accordance with generally accepted accounting principles, for the payment of such Taxes.

(iv) No material (A) audit or examination or (B) refund litigation with respect to any Tax Return of VNR or any of its Subsidiaries is pending.  As of the date hereof, neither VNR nor any of its Subsidiaries (1) has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Tax Returns nor (2) is a party to any Tax sharing or Tax indemnity agreement.

(v) VNR and each of its Subsidiaries that is classified as a partnership for U.S. federal income tax purposes has in effect a valid election under Section 754 of the Code.

(vi) VNR is properly classified as a partnership for U.S. federal income tax purposes, and not as an association or a publicly traded partnership taxable as a corporation under Section 7704 of the Code and has been properly treated as such since its formation.

(vii) VNG and MergerCo are properly disregarded as entities separate from VNR for federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3(b) and have been properly treated as such since their respective formations.

(l) Oil and Gas Matters.

(i) For purposes of this Agreement, “VNR Oil and Gas Agreements” means the following types of agreements or contracts to which VNR or any of its Subsidiaries is a party, whether as an original party, by succession or assignment or otherwise, with respect to the Oil and Gas Properties forming the basis for the reserves reflected in the VNR Reserve Report:  oil and gas leases, farm-in and farm-out agreements, agreements providing for an overriding royalty interest, agreements providing for a royalty interest, agreements providing for a net profits interest, crude oil or natural gas sales or purchase contracts, joint operating agreements, unit operating agreements, unit agreements, field equipment leases, and agreements restricting VNR’s ability to operate, obtain, explore for or develop interests in a particular geographic area.  No VNR Oil and Gas Agreements contain any material restriction on VNR’s ability to operate, obtain, explore for or develop interests in a particular geographic area.

(ii) The factual, non-interpretive data relating to the Oil and Gas Properties of VNR and its Subsidiaries on which the reserve report prepared by DeGolyer and MacNaughton referred to in VNR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “VNR Reserve Report”) was based was accurate in all material respects at the time such data was provided to DeGolyer and MacNaughton.  With respect to the proved reserves reflected in the VNR Reserve Report, the VNR Reserve Report conforms in all material respects to the guidelines with respect thereto of the SEC.  Except for changes (including changes in Hydrocarbon commodity prices) generally affecting the oil and gas industry and normal depletion by production, there has been no material change in respect of the matters addressed in the VNR Reserve Report.

(iii) All material items of operating equipment, pipelines and facilities owned or leased by VNR or any of its Subsidiaries and used or necessary for use in the operation of the Oil and Gas Properties forming the basis for the reserves reflected in the VNR Reserve Report are in a state of repair so as to be adequate for reasonably prudent operations in the areas in which they are operated.

(iv) Except for goods and other property sold, used or otherwise disposed of since the date of the VNR Reserve Report in the ordinary course of business or reflected as having been sold, used or otherwise disposed of in VNR’s SEC Reports (excluding any disclosures included in any “risk factor” section, any other disclosures in such SEC Reports to the extent they are predictive or forward-looking in nature and any disclosures contained in exhibits to or other documents incorporated by reference into, such SEC Reports), as of the date hereof, VNR and its Subsidiaries own or have valid leases or contractual rights to, all material equipment and other personal property used or necessary for use in the operation of their respective Oil and Gas Properties forming the basis for the reserves reflected in the VNR Reserve Report in the manner in which such properties were operated as of the date hereof.

(v) Except for property sold or otherwise disposed of since the dates of the VNR Reserve Report in the ordinary course of business or reflected as having been sold or otherwise disposed of in VNR’s SEC Reports (excluding any disclosures included in any “risk factor” section, any other disclosures in such SEC Reports to the extent they are predictive or forward-looking in nature and any disclosures contained in exhibits to or other documents incorporated by reference into, such SEC Reports), VNR and its Subsidiaries have good and defensible title to all Oil and Gas Properties forming the basis for the reserves reflected in the VNR Reserve Report, in each case relating to the interests referred to therein as of the date of such report, and in each case as attributable to interests owned by VNR and its Subsidiaries, free and clear of any Liens, except (A) Liens reflected in VNR’s SEC Reports filed prior to the date of this Agreement, (B) Permitted Encumbrances, and (C) such imperfections of title, easements, liens, government or tribal approvals or other matters and failures of title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vi) All material proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties of VNR and its Subsidiaries are being received by them in a timely manner and are not being held in suspense for any reason.

(vii) The Oil and Gas Agreements affecting any real or personal property given material value in the VNR Reserve Report, including the Oil and Gas Properties, are in good standing, valid and effective, and all material rentals due by VNR and its Subsidiaries to any lessor of any oil and gas leases forming the basis for the reserves reflected in the VNR Reserve Report have been properly paid.  VNR and its Subsidiaries have paid all material royalties, overriding royalties and other burdens on production due by VNR and its Subsidiaries with respect to their respective Oil and Gas Properties forming the basis for the reserves reflected in the VNR Reserve Report.

(viii) All Oil and Gas Properties operated by VNR and its Subsidiaries have been operated in all material respects in accordance with reasonable, prudent oil and gas field practices and in material compliance with the applicable oil and gas leases and applicable Law.

(ix) None of the material Oil and Gas Properties of VNR and its Subsidiaries forming the basis for the reserves reflected in the VNR Reserve Report is subject to any preferential purchase, consent or similar right that would become operative as a result of the transactions contemplated by this Agreement.

(x) None of the Oil and Gas Properties of VNR and its Subsidiaries forming the basis for the reserves reflected in the VNR Reserve Report are subject to any tax partnership agreement or provisions requiring a partnership income tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code, other than the VNR LLC Agreement and any provisions applicable to VNR.

(xi) None of VNR or any of its Subsidiaries has received any material advance, take-or-pay or other similar payments that entitle purchasers of production from the Oil and Gas Properties forming the basis for the reserves reflected in the VNR Reserve Report to receive deliveries of Hydrocarbons without paying therefor, and, on a net basis, VNR and its Subsidiaries are neither underproduced nor overproduced, in either case, to any material extent, under gas balancing or similar arrangements.

(m) Environmental Matters.

(i) Each of VNR and each of its Subsidiaries and their respective properties, assets and operations is, and during the relevant time periods specified in all applicable statutes of limitations, has been, in compliance in all material respects with all Environmental Laws.

(ii) To the Knowledge of VNR, (A) each of VNR and each of its Subsidiaries has obtained all material Environmental Permits, made all material filings and maintained all material data, documentation and records necessary for owning and operating its assets and business as it is presently conducted under all Environmental Laws, (B) all such Environmental Permits remain in full force and effect and are issued in the correct entity’s name, and (C) there are no circumstances existing that could reasonably be expected to result in such Environmental Permits being revoked or not renewed or in pending applications for such Environmental Permits being denied.

(iii) There are no pending or, to the Knowledge of VNR, threatened material claims, demands, actions, administrative proceedings, lawsuits, information requests or investigations against VNR or any of its Subsidiaries or affecting any of their respective properties, assets or operations under any Environmental Laws.

(iv) There has been no Release of any Hazardous Material into the environment by VNR or any of its Subsidiaries onto, beneath or from (i.e., migration) any of their respective properties or assets that could reasonably be expected to result in any material investigatory, remedial or corrective action obligation on the part of VNR or any of its Subsidiaries under Environmental Laws.

(v) Neither VNR nor any of its Subsidiaries has received any written notice asserting an alleged liability or obligation under any Environmental Law with respect to any investigatory, remedial or corrective activity at any real properties offsite the property where VNR or such Subsidiary transported or disposed or arranged for the transport or disposal of any Hazardous Materials and, to VNR’s Knowledge, there are no circumstances that would reasonably be likely to result in the receipt of such notice.

(vi) Neither VNR nor any of its Subsidiaries entered into, or is otherwise subject to, any agreements, consents, orders, decrees or judgments pursuant to Environmental Law that (A) prevent or limit or impair in any material respect the development or operation of their properties, (B) impose material restrictions or conditions on the future use or operation of their properties, or (C) require any material investigatory, remedial or corrective activity with respect to the present condition of, or as a result of any operations upon, their properties.

(vii) There has been no exposure of any person or property to any Hazardous Material from, by, or in connection with the VNR and its Subsidiaries’ properties or operations that could reasonably be expected to form the basis of a claim for material damages or compensation.

(n) Title to Properties; Rights of Way.

(i) VNR and its Subsidiaries have good and indefeasible title to all real and personal properties which are material to the business of VNR and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except (A) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by VNR and its Subsidiaries, (B) for Permitted Encumbrances and (C) such as could not reasonably be expected to have a Material Adverse Effect on VNR.

(ii) VNR and its Subsidiaries have Rights-of-Way as are necessary to conduct its business in the manner described in the VNR SEC Documents, except for such Rights-of-Way the failure of which to have obtained could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on VNR.  VNR and its Subsidiaries have fulfilled and performed all of their material obligations with respect to such Rights-of-Way, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for such revocations, terminations and impairments that could not reasonably expected to have a Material Adverse Effect on VNR.  None of such Rights-of-Way contains any restriction that is materially burdensome on VNR and its Subsidiaries, taken as a whole

(o) Operations of MergerCo.  MergerCo was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business other than in connection with entering into this Agreement and engaging in the transactions contemplated hereby.

(p) VNR Fairness Opinion.  RBC Capital Markets has delivered to the VNR Conflicts Committee its opinion dated as of the date of the meeting at which the VNR Conflicts Committee approved this Agreement to the effect that, as of such date, and based upon and subject to the assumptions, qualifications and limitations and other matters set forth therein, the Exchange Ratio is fair, from a financial point of view, to VNR.

(q) Ownership of ENP Common Units.  VNG owns 20,924,055 ENP Common Units, which represent all ENP Common Units held by any VNR Party or any of its respective Subsidiaries or ENP GP.

(r) No Material Adverse Effect.  Since December 31, 2010, there has not been a Material Adverse Effect on VNR.

ARTICLE VI

COVENANTS

The ENP Parties hereby covenant to and agree with VNR, and the VNR Parties hereby covenant to and agree with ENP, that:

Section 6.1 Efforts.

  Subject to the terms and conditions of this Agreement, such parties shall use their commercially reasonable efforts in good faith (subject to, and in accordance with, applicable Laws) to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, desirable or advisable, so as to permit and enable prompt consummation of the Merger and the other transactions contemplated hereby, including (a) using commercially reasonable efforts to obtain (and cooperating with the Other Parties to obtain) any third-party approval or any approval by any Governmental Authority (including any approvals required under the HSR) that is required to be obtained by VNR or ENP or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, (b) using commercially reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (c) using commercially reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages. Each of such parties shall (x) cooperate fully with the Other Parties hereto to that end and (y) furnish to the Other Parties copies of all correspondence, filings and communications between it and its Affiliates and any Governmental Authority with respect to the transactions contemplated hereby.

Section 6.2 Unitholder Approvals.

(a) Subject to the terms and conditions of this Agreement, VNR shall take, in accordance with applicable Law, applicable stock exchange rules and the VNR LLC Agreement, all action necessary to call, hold and convene the VNR Meeting to consider and vote upon the approval of the New Common Unit Issuance, and any other matters required to be approved by VNR Unitholders for consummation of the VNR Merger Transactions, as promptly as practicable after the Registration Statement is declared effective.  The VNR Conflicts Committee and the VNR Board shall recommend approval of the New Common Unit Issuance to the holders of VNR Common Units, and VNR shall take all reasonable lawful action to solicit such approval by the holders of VNR Common Units.

(b) Subject to the terms and conditions of this Agreement, and except as permitted by Section 6.2(d), ENP shall take, in accordance with applicable Law, applicable stock exchange rules and the ENP Existing Partnership Agreement, all action necessary to call, hold and convene the ENP Meeting to consider and vote upon the approval of this Agreement and the Merger, and any other matters required to be approved by ENP Unitholders for consummation of the ENP Merger Transactions, as promptly as practicable after the Registration Statement is declared effective.  Subject to Section 6.2(c), the ENP Conflicts Committee and the ENP GP Board shall recommend approval of this Agreement and the Merger to the holders of ENP Common Units (the “ENP Recommendation”), and ENP shall take all reasonable lawful action to solicit such approval by the holders of ENP Common Units.  Except as provided in Section 6.2(c), (i) neither the ENP Conflicts Committee nor the ENP GP Board shall (A) withdraw, modify or qualify in any manner adverse to VNR the ENP Recommendation or (B) publicly approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Acquisition Proposal (any action described in this clause (i) being referred to as an “ENP Change in Recommendation”), and (ii) none of ENP GP, ENP or any of their Subsidiaries shall execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement, or other similar contract providing for any Acquisition Proposal.

(c) Notwithstanding Section 6.2(b), at any time prior to obtaining the ENP Unitholder Approval, the ENP Conflicts Committee or the ENP GP Board may make an ENP Change in Recommendation if it has determined in good faith, after consultation with its outside legal counsel and financial advisors, that failure to make an ENP Change in Recommendation would be inconsistent with its duties under the ENP Existing Partnership Agreement or applicable Law; provided, however, that the ENP Conflicts Committee shall not be entitled to exercise its right to make a ENP Change in Recommendation pursuant to this sentence unless (i) ENP has not engaged in a willful and material breach of Section 6.6, (ii) ENP has provided to VNR and the VNR Conflicts Committee three Business Days prior written notice (such notice, a “Notice of Proposed Recommendation Change”), advising VNR that the ENP Conflicts Committee intends to take such action and specifying the reasons therefor in reasonable detail, including, if a reason for the ENP Change in Recommendation is an Acquisition Proposal, the terms and conditions of such Acquisition Proposal and the identity of the Person making such Acquisition Proposal (it being understood that any amendment to the terms of any such Acquisition Proposal shall require a new Notice of Proposed Recommendation Change and an additional three Business Day period), (iii) if a reason for the ENP Change in Recommendation is an Acquisition Proposal, ENP has provided to VNR all materials and information delivered or made available to the Person or group of Persons making such Acquisition Proposal pursuant to Section 6.6 (to the extent not previously provided to VNR), (iv) each of ENP GP, ENP and the ENP Conflicts Committee has negotiated, and has used its commercially reasonable efforts to cause its Representatives to negotiate, in good faith with VNR during such notice period to enable VNR to revise the terms of this Agreement such that it would obviate the need for making the ENP Change in Recommendation, and (v) following the end of such notice period, the ENP Conflicts Committee shall have considered in good faith any changes to this Agreement proposed by VNR and shall have determined that the failure to make an ENP Change in Recommendation would continue to be inconsistent with its duties under the ENP Existing Partnership Agreement or applicable Law even if such revisions proposed by VNR were to be given effect.  Any ENP Change in Recommendation shall not invalidate the approval (or “Special Approval” as defined in the ENP Existing Partnership Agreement) of this Agreement or any other approval of the ENP Conflicts Committee, including in any respect that would have the effect of causing any state (including Delaware) corporate takeover statute or other similar statute to be applicable to the transactions contemplated hereby or thereby, including the Merger.

(d) Notwithstanding anything to the contrary in this Agreement, if there occurs an ENP Change in Recommendation in accordance with this Agreement, ENP and ENP GP shall, upon request of the ENP Conflicts Committee, (i) no longer call, hold or convene the ENP Meeting to consider and vote upon the approval of this Agreement and the Merger, and any other matters required to be approved by ENP Unitholders for consummation of the ENP Merger Transactions, and (ii) cancel any previously called ENP Meeting.

Section 6.3 Registration Statement.

(a) Each of VNR and the ENP Parties agree to cooperate in the preparation of the Registration Statement (including the Proxy Statement/Prospectus constituting a part thereof and all related documents) to be filed by VNR with the SEC in connection with the issuance of the New Common Units in the Merger as contemplated by this Agreement.  VNR agrees to file the Registration Statement with the SEC as promptly as practicable.  Each of ENP and VNR agrees to use all commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing thereof.  VNR also agrees to use commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement.  Each of VNR and ENP agrees to furnish to the other party all information concerning VNR and its Subsidiaries or ENP, ENP GP and its Subsidiaries, as applicable, and the officers, directors and unitholders of VNR and ENP and any applicable Affiliates, as applicable, and to take such other action as may be reasonably requested in connection with the foregoing. No filing of the Registration Statement will be made by VNR, and no filing of the Proxy Statement/Prospectus will made by VNR or ENP, in each case without providing the other party a reasonable opportunity to review and comment thereon.

(b) Each of the ENP Parties and VNR agrees, as to itself and its Subsidiaries, that (i) none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, (A) at the date of mailing to the holders of ENP Common Units and at the time of the ENP Meeting, and (B) at the date of mailing to the holders of VNR Common Units and at the time of the VNR Meeting, in each case, not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each of the ENP Parties and VNR further agrees that if it shall become aware prior to the Closing Date of any information that would cause any of the statements in the Registration Statement or the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not false or misleading, it will promptly inform the Other Parties thereof and take the necessary steps to correct such information in an amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus. No amendment or supplement to the Registration Statement will be made by VNR, and no amendment or supplement to the Proxy Statement/Prospectus will made by VNR or ENP, in each case without providing the other party a reasonable opportunity to review and comment thereon.

(c) VNR will advise ENP, promptly after VNR receives notice thereof, of (i) the time when the Registration Statement has become effective or any supplement or amendment has been filed, (ii) the issuance of any stop order or the suspension of the qualification of the New Common Units for offering or sale in any jurisdiction, (iii) the initiation or threat of any proceeding for any such purpose, or (iv) any request by the SEC for the amendment or supplement of the Registration Statement or the Proxy Statement/Prospectus or for additional information.

(d) Each of VNR and ENP will use its commercially reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to its unitholders as soon as practicable after the effective date of the Registration Statement.

Section 6.4 Press Releases.

  Prior to an ENP Change in Recommendation, if any, none of ENP and VNR shall, without the prior approval of (a) in the case of VNR, the ENP Conflicts Committee, and (b) in the case of ENP, the VNR Conflicts Committee, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable Law or the rules of the NYSE, in which case it will consult with the other party before issuing any such press release or written statement.

Section 6.5 Access; Information.

(a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each party shall, and shall cause its Subsidiaries to, afford the Other Parties and their Representatives, access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records, and to its Representatives, and, during such period, it shall, and shall cause its Subsidiaries to, furnish promptly to such Person and its Representatives (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities law (other than reports or documents that VNR or ENP or their respective Subsidiaries, as the case may be, are not permitted to disclose under applicable Law) and (ii) all other information concerning its business, properties and personnel as the Other Parties may reasonably request.  Notwithstanding the foregoing, neither ENP nor VNR nor any of their respective Subsidiaries shall be required to (A) provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement or (B) allow any invasive sampling or testing of their properties.  The parties hereto will make appropriate substitute disclosure arrangements under the circumstances in which the restrictions of the immediately preceding sentence apply

(b) VNR and ENP, respectively, will not use any information obtained pursuant to this Section 6.5 (to which it was not entitled under Law or any agreement other than this Agreement) for any purpose unrelated to (i) the consummation of the transactions contemplated by this Agreement or (ii) the matters contemplated by Section 6.2 in accordance with the terms thereof, and will hold all information and documents obtained pursuant to this Section 6.5 in confidence.  No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party’s obligation to consummate the transactions contemplated by this Agreement.

Section 6.6 Acquisition Proposals; Change in Recommendation.

(a) ENP GP and ENP shall, and they shall cause their Subsidiaries and Representatives to (i) immediately cease and terminate any solicitation, encouragement, discussions or negotiations with any Person that may be ongoing with respect to or that may reasonably be expected to lead to an Acquisition Proposal, and (ii) request such Person to promptly return or destroy all confidential information concerning ENP and its Subsidiaries.

(b) Neither ENP GP nor ENP shall, and they shall cause their Subsidiaries and use their commercially reasonable efforts to cause their Representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or facilitate (including by way of furnishing information) any inquiries regarding, or the making or submission of any proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (ii) conduct or participate in any discussions or negotiations regarding any Acquisition Proposal, or (iii) furnish to any person any non-public information or data relating to ENP or any of its Subsidiaries or afford access to the business, properties, assets, or, except as required by Law or the ENP Existing Partnership Agreement, books or records of ENP or any of its Subsidiaries.  Notwithstanding the foregoing, at any time prior to obtaining the ENP Unitholder Approval, the ENP Conflicts Committee may take the actions described in clauses (ii) and (iii) of this Section 6.6(b) with respect to a third Person that makes a bona fide unsolicited written Acquisition Proposal that did not result from a knowing and intentional material breach of this Section 6.6(b) (a “Receiving Party”), if (A) the ENP Conflicts Committee, after consultation with its outside legal counsel and financial advisors, determines in good faith that the failure to take such action would be inconsistent with its duties under the ENP Existing Partnership Agreement or applicable Law, and (B) prior to furnishing any such non-public information to such Receiving Party (including any such information pertaining to ENP Subsidiaries in which VNR has an equity interest or transactions to which VNR is a party), ENP receives from such Receiving Party an executed Confidentiality Agreement. ENP GP and ENP shall as promptly as practicable (in all events within 48 hours) provide to VNR a copy of such Confidentiality Agreement. ENP GP and ENP shall, as promptly as practicable (and in any event within 48 hours), advise VNR in writing of any request for non-public information or any Acquisition Proposal received from any third Person, or any inquiry or request for discussions or negotiations with respect to any Acquisition Proposal, and the material terms of such request, Acquisition Proposal or inquiry.  ENP GP and ENP shall, as promptly as practicable (and in all events within 48 hours), provide to VNR copies of any written materials received by ENP GP, ENP or any of their Subsidiaries or Representations in connection with any of the foregoing, and the identity of the Person or group making any such request, Acquisition Proposal or inquiry.

(c) ENP GP and ENP shall keep VNR reasonably informed of the status of any material developments regarding any Acquisition Proposal on a reasonably current basis.  ENP GP and ENP agree that they and their Subsidiaries will not enter into any Confidentiality Agreement with any Person that prohibits ENP GP or ENP or any of their Subsidiaries from providing any information to VNR in accordance with this Section 6.6.  From and after the date hereof, neither ENP GP nor ENP nor any of their Subsidiaries shall grant any waiver, amendment or release under any standstill agreement with any third Person without the prior written consent of VNR. ENP GP and ENP will use commercially reasonable efforts to enforce any such agreement at the request of or on behalf of VNR.

(d) Nothing contained in this Agreement shall prevent ENP, ENP GP, the ENP GP Board or the ENP Conflicts Committee from taking and disclosing to the holders of ENP Common Units a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to holders of ENP Common Units) or from making any legally required disclosure to holders of ENP Common Units. Any “stop-look-and-listen” communication by ENP, ENP GP, the ENP GP Board, or the ENP Conflicts Committee to the limited partners of ENP pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to the holders of ENP Common Units) shall not be considered an ENP Change in Recommendation or a failure to make, or a withdrawal, modification or change in any manner adverse to VNR of, all or a portion of the ENP Recommendation.

(e) The ENP Parties acknowledge that the agreements contained in this Section 6.6 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the VNR Parties would not have entered into this Agreement.  Accordingly, (i) if a court of competent jurisdiction finds that the ENP Conflicts Committee knowingly and intentionally breached or took action inconsistent with its duties under the ENP Existing Partnership Agreement or applicable Law, (ii) if there shall have been any injunction or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition (in each case based in whole or in part upon the finding described in clause (i)), that would (A) require or permit any of the ENP Parties or any of their Representatives to act or fail to act in a manner that would, in the absence of such injunction, order, legal restraint or prohibition, constitute a violation of this Section 6.6 or (B) limit the rights of the VNR Parties in any respect under this Section 6.6, and (iii) if the ENP Parties act or fail to act in a manner that would, in the absence of such injunction, order, legal restraint or prohibition, constitute a violation of this Section 6.6 that would permit VNR to terminate this Agreement pursuant to Section 8.1(b)(vi), then VNR shall have the right to terminate this Agreement pursuant to Section 8.1(b)(vi) hereof.

Section 6.7 Takeover Laws.

  Neither ENP nor VNR shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Laws, and each of them shall take all commercially reasonable steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any rights plan adopted by such party or any applicable Takeover Law, as now or hereafter in effect, including Takeover Laws of any state that purport to apply to this Agreement or the transactions contemplated hereby.

Section 6.8 No Rights Triggered.

  Each of ENP and VNR shall take all steps necessary to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions, or any other transactions contemplated hereby, do not and will not result in the grant of any Rights to any person (a) in the case of ENP, under the ENP Existing Partnership Agreement, and, in the case of VNR, under the VNR LLC Agreement or (b) under any material agreement to which it or any of its Subsidiaries is a party.

Section 6.9 New Common Units Listed.

  VNR shall use its commercially reasonable efforts to list, prior to the Closing, on the NYSE, upon official notice of issuance, the New Common Units.

Section 6.10 Third-Party Approvals.

(a) Subject to the terms and conditions of this Agreement, VNR and ENP and their respective Subsidiaries shall cooperate and use their respective commercially reasonable efforts to prepare all documentation, to effect all filings, to obtain all permits, consents, approvals and authorizations of all Governmental Authorities and third parties necessary to consummate the transactions contemplated by this Agreement and to comply with the terms and conditions of such permits, consents, approvals and authorizations and to cause the Merger to be consummated as expeditiously as practicable.  Each of VNR and ENP shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authorities in connection with the transactions contemplated by this Agreement.  In exercising the foregoing right, each of the parties hereto agrees to act reasonably and promptly.  Each party hereto agrees that it will consult with the Other Parties with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the Other Parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

(b) Each of VNR and ENP agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and unitholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement, the Proxy Statement/Prospectus or any filing, notice or application made by or on behalf of such Other Party or any of such Other Party’s Subsidiaries to any Governmental Authority in connection with the transactions contemplated hereby.

Section 6.11 Indemnification; Directors’ and Officers’ Insurance.

(a) Without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any employment or indemnification agreement or under the ENP Existing Partnership Agreement, the ENP GP Existing LLC Agreement, this Agreement or, if applicable, similar organizational documents or agreements of any of ENP’s Subsidiaries, from and after the Effective Time, VNR, VNG, ENP GP and the Surviving Entity, jointly and severally, shall:  (i) indemnify and hold harmless each person who is at the date hereof or during any period from the date hereof through the Effective Time serving as a director or officer of ENP GP or of any of its Subsidiaries or as a trustee of (or in a similar capacity with) any Compensation and Benefit Plan of any thereof (collectively, the “Indemnified Parties”) to the fullest extent authorized or permitted by applicable Law in connection with any Claim or Action and any losses, claims, damages, liabilities, costs, Indemnification Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) resulting therefrom; and (ii) promptly pay on behalf of or, within 15 days after any request for advancement, advance to each of the Indemnified Parties, any Indemnification Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Claim or Action in advance of the final disposition of such Claim or Action, including payment on behalf of or advancement to the Indemnified Party of any Indemnification Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security.  The indemnification and advancement obligations of VNR, VNG and the Surviving Entity pursuant to this Section 6.11(a) shall extend to acts or omissions occurring at or before the Effective Time and any Claim or Action relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger and the transactions contemplated by this Agreement, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim or Action relating thereto), and all rights to indemnification and advancement conferred hereunder shall continue as to any Indemnified Party who has ceased to be a director or officer of ENP GP after the date hereof and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives.  As used in this Section 6.11:  (x) the term “Claim” means any threatened, asserted, pending or completed action or proceeding, whether instituted by any party hereto, any Governmental Authority or any other person, that any Indemnified Party in good faith believes might lead to the institution of any action or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism (“Action”), arising out of or pertaining to matters that relate to such Indemnified Party’s duties or service as a director or officer of ENP GP or of any of its Subsidiaries or as a trustee of (or in a similar capacity with) any Compensation and Benefit Plan of any thereof; (y) the term “Indemnification Expenses” means reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is sought pursuant to this Section 6.11(a), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party; and (z) the phrase “to the fullest extent authorized or permitted by applicable Law” shall include, but not be limited to (1) to the fullest extent permitted by any provision of the DRULPA and the DLCCA that authorizes or permits additional indemnification by agreement or otherwise, or the corresponding provision of any amendment to or replacement of the DRULPA and the DLCCA and (2) to the fullest extent authorized or permitted by any amendments to or replacements of the DRULPA and the DLCCA adopted after the date of this Agreement that increase the extent to which an entity may indemnify its directors, officers, trustees, employees, agents, or fiduciaries or persons serving in any capacity in which any Indemnified Party serves.  Any amendment, alteration or repeal of the DRULPA or the DLCCA that adversely affects any right of any Indemnified Party shall be prospective only and shall not limit or eliminate any such right with respect to any Claim or Action involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.  Neither VNR, VNG, ENP GP nor the Surviving Entity shall settle, compromise or consent to the entry of any judgment in any actual or threatened Claim or Action in respect of which indemnification has been or could be sought by such Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Claim or Action without admission or finding of wrongdoing, or such Indemnified Party otherwise consents thereto.

(b) Without limiting the foregoing, VNR, VNG, ENP GP and MergerCo agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the Indemnitees as provided in the ENP Existing Partnership Agreement or the ENP GP Existing LLC Agreement (or, as applicable, the charter, bylaws, partnership agreement, limited liability company agreement, or other organizational documents of any of ENP’s Subsidiaries) and indemnification agreements of ENP, ENP GP or any of their respective Subsidiaries shall be assumed by the Surviving Entity, VNG, VNR and ENP GP in the Merger, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(c) For a period of six years from the Effective Time, the ENP agreement of limited partnership and the ENP GP limited liability company agreement shall contain provisions no less favorable with respect to indemnification, advancement of expenses, exculpation and limitations on liability of directors and officers than are set forth in the ENP Existing Partnership Agreement and the ENP GP Existing LLC Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were Indemnified Parties, unless such modification shall be required by Law and then only to the minimum extent required by Law; provided, however, that any such modification shall be prospective only and shall not limit or eliminate any such right with respect to any Claim or Action involving any occurrence or alleged occurrence of any action or omission to act that took place prior to modification; and provided further that all rights to indemnification in respect of any Action pending or asserted or any Claim made within such period shall continue until the disposition of such Action or resolution of such Claim.

(d) For a period of six years from the Effective Time, VNR shall maintain in effect the current directors’ and officers’ liability and fiduciary insurance policies covering the Indemnified Parties (but may substitute therefor other policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the Indemnified Parties so long as that substitution does not result in gaps or lapses in coverage) with respect to matters occurring on or before the Effective Time, but VNR shall not be required to pay annual premiums in excess of 250% of the last annual premiums paid therefor prior to the date hereof and shall purchase the maximum amount of coverage that can be obtained for that amount if the coverage described in this Section 6.11(d) would cost in excess of that amount.

(e) If VNR, VNG, ENP GP, the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges with or into any other person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of VNR, VNG, ENP GP or the Surviving Entity assume the obligations set forth in this Section 6.11.

(f) VNR, VNG and ENP GP shall cause the Surviving Entity to perform all of the obligations of the Surviving Entity under this Section 6.11.

(g) This Section 6.11 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and the Indemnitees and their respective heirs and personal representatives, and shall be binding on VNR, VNG, ENP GP, the Surviving Entity and their respective successors and assigns.

Section 6.12 Notification of Certain Matters.

  Each of ENP and VNR shall give prompt notice to the other of (a) any fact, event or circumstance known to it that (i) could reasonably be expected, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) could cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein, and (b) (i) any change in its financial condition or business or (ii) any litigation or governmental complaints, investigations or hearings, in each case to the extent such change, litigation, complaints, investigations, or hearings result in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 6.13 Rule 16b-3.

  Prior to the Effective Time, ENP shall take such steps as may be reasonably requested by any party hereto to cause dispositions of ENP equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of ENP to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

Section 6.14 ENP Amended and Restated Partnership Agreement; ENP GP Amended and Restated Limited Liability Company Agreement.

  Effective as of the Effective Time, (a) ENP GP and VNG shall execute and make effective the ENP Amended and Restated Partnership Agreement and (b) VNG shall execute and make effective the ENP GP Amended and Restated LLC Agreement.

Section 6.15 ENP GP Board Membership.

  The members of the ENP GP Board following the Effective Time shall be as set forth in the ENP GP Amended and Restated LLC Agreement.

Section 6.16 Distributions.

  Each of ENP GP and VNR shall consult with the Other Party regarding the declaration and payment of distributions in respect of the ENP Common Units and the VNR Common Units and the record and payment dates relating thereto, so that no ENP Unitholder shall receive two distributions, or fail to receive one distribution, for any single calendar quarter with respect to its applicable ENP Common Units or any VNR Common Units any such ENP Unitholder receives in exchange therefor pursuant to the Merger.  ENP shall declare and pay, and ENP GP shall cause ENP to declare and pay, regular quarterly cash distributions to holders of ENP Common Units in such amounts and on such declaration, record and payment dates as are approved by the majority of the ENP Conflicts Committee acting in good faith; provided, however, that if the amount of such quarterly cash distribution exceeds $0.49, the majority of the ENP GP Board, acting in good faith, must approve such quarterly cash distributions.

Section 6.17 ENP Conflicts Committee.

Prior to the Effective Time, neither any VNR Party nor any of their Subsidiaries shall, without the consent of at least two members of the ENP Conflicts Committee, eliminate the ENP Conflicts Committee, revoke or diminish the authority of the ENP Conflicts Committee or remove or cause the removal of any director of ENP GP that is a member of the ENP Conflicts Committee either as a director or as a member of such committee.  For the avoidance of doubt, this Section 6.17 shall not apply to the filling in accordance with the provisions of the ENP GP Existing LLC Agreement of any vacancies caused by a resignation of any such director.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

The obligations of each of the parties to consummate the Merger are conditioned upon the satisfaction at or prior to the Closing (or, in the case of Sections 7.2, 7.3, 7.6, or 7.9, waiver by both ENP and VNR; or, in the case of Sections 7.4, 7.8 or 7.10(a), waiver by ENP; or, in the case of Sections 7.5, 7.7 or 7.10(b), waiver by VNR) of each of the following:

Section 7.1 Unitholder Approvals.

(a) This Agreement and the Merger shall have been approved by the affirmative vote or consent of holders, as of the record date for the ENP Meeting, of a majority of the outstanding ENP Common Units (the “ENP Unitholder Approval”).

(b) The New Common Unit Issuance shall have been approved by the affirmative vote or consent of holders of a majority of the VNR Common Units voting thereon, provided that the total vote cast represents a majority of the VNR Common Units entitled to vote on the New Common Unit Issuance (the “VNR Unitholder Approval”).

Section 7.2 Governmental Approvals.

  Any waiting period (including any extended waiting period arising as a result of a request for additional information by the Federal Trade Commission or the U.S. Department of Justice) under the HSR shall have expired or been terminated.  All other filings required to be made prior to the Effective Time with, and all other consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the parties hereto or their Affiliates shall have been made or obtained, except where the failure to obtain such consents, approvals, permits and authorizations could not be reasonably likely to result in a Material Adverse Effect on VNR or ENP.

Section 7.3 No Injunction.

  No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no Law shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the transactions contemplated hereby, and no action, proceeding or investigation by any Governmental Authority with respect to the Merger or the other transactions contemplated hereby shall be pending that seeks to restrain, enjoin, prohibit or delay consummation of the Merger or such other transaction or to impose any material restrictions or requirements thereon or on VNR or ENP with respect thereto; provided, however, that prior to invoking this condition, the invoking party shall have complied fully with its obligations under Section 6.1.

Section 7.4 Representations, Warranties and Covenants of the VNR Parties.

  In the case of ENP’s obligation to consummate the Merger:

(a) Each of the representations and warranties contained herein of VNR, VNG and MergerCo set forth in Article V of this Agreement qualified as to materiality or Material Adverse Effect shall be true and correct in all respects and those not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date (in either case, except for any such representations and warranties made as of a specified date, in which case as of such date).

(b) Each and all of the agreements and covenants of VNR, VNG and MergerCo to be performed and complied with pursuant to this Agreement on or prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c) ENP shall have received a certificate signed by the Chief Executive Officer of VNR, dated as of the Closing Date, to the effect set forth in Section 7.4(a) and Section 7.4(b).

Section 7.5 Representations, Warranties and Covenants of the ENP Parties.

  In the case of VNR’s obligation to consummate the Merger:

(a) Each of the representations and warranties contained herein of ENP and ENP GP set forth in Article V of this Agreement qualified as to materiality or Material Adverse Effect, shall be true and correct in all respects and those not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date (in either case, except for any such representations and warranties made as of a specified date, in which case as of such date); provided, however, that no representations and warranties shall be deemed to be untrue or incorrect to the extent that any ENP Party or VNR Party had Knowledge of such inaccuracy at the date hereof; provided, further, however, that the immediately preceding proviso shall not be effective if any member of the ENP Conflicts Committee had actual knowledge of any such inaccuracy at the date hereof.

(b) Each and all of the agreements and covenants of ENP and ENP GP to be performed and complied with pursuant to this Agreement on or prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c) VNR shall have received a certificate signed by the Chief Executive Officer of ENP GP, dated the Closing Date, to the effect set forth in Section 7.5(a) and Section 7.5(b).

Section 7.6 Effective Registration Statement.

  The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

Section 7.7 Opinion of Vinson & Elkins LLP.

  In the case of VNR’s obligation to consummate the Merger, VNR shall have received an opinion from Vinson & Elkins LLP, counsel to VNR, to the effect that:

(a) the Merger and the transactions contemplated by this Agreement will not result in the loss of limited liability of any limited partner of VNR;

(b) the Merger and the transactions contemplated by this Agreement will not cause VNR or any “Operating Company” (as defined in the VNR LLC Agreement) to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes;

(c) at least 90% of the current gross income of VNR constitutes qualifying income within the meaning of Section 7704(d) of the Code;

(d) the Registration Statement accurately sets forth the material federal income tax consequences to the VNR Unaffiliated Unitholders of the Merger and the transactions contemplated by this Agreement; and

(e) no gain or loss should be recognized for U.S. federal income tax purposes by existing VNR Unaffiliated Unitholders as a result of the Merger (other than gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code).

In rendering such opinions, Vinson & Elkins LLP may require and rely upon representations and covenants including those contained in certificates of officers of VNR and others and opinions of Delaware counsel reasonably satisfactory in form and substance to Vinson & Elkins LLP.

Section 7.8 Opinion of Bracewell & Giuliani LLP.

In the case of ENP’s obligation to consummate the Merger, ENP shall have received an opinion from Bracewell & Giuliani LLP to the effect that:

(a) no gain or loss should be recognized for U.S. federal income tax purposes by the holders of ENP Common Units to the extent VNR Common Units are received in exchange therefor as a result of the Merger (other than gain resulting from either (i) any decrease in partnership liabilities pursuant to Section 752 of the Code or (ii) a sale of the New Common Units pursuant to Section 3.4(e)); and

(b) the Registration Statement accurately sets forth the material federal income tax consequences to the holders of ENP Common Units of the Merger and the transactions contemplated by this Agreement.

In rendering such opinion, Bracewell & Giuliani LLP may require and rely upon representations and covenants including those contained in certificates of officers of ENP GP and others and opinions of Delaware counsel reasonably satisfactory in form and substance to Bracewell & Giuliani LLP.

Section 7.9 NYSE Listing.

 The New Common Units shall have been approved for listing on the NYSE, subject to official notice of issuance.

Section 7.10 No Material Adverse Effect.

(a) In the case of ENP’s obligation to consummate the Merger, there shall not have occurred a Material Adverse Effect with respect to VNR between the date of this Agreement and the Closing Date.

(b) In the case of VNR’s obligation to consummate the Merger, there shall not have occurred a Material Adverse Effect with respect to ENP between the date of this Agreement and the Closing Date.

ARTICLE VIII

TERMINATION

Section 8.1 Termination.

  Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after ENP Unitholder Approval:

(a) By the mutual consent of VNR and ENP in a written instrument.

(b) By either VNR or ENP, upon written notice to the other party, if:

(i) the Merger has not been consummated on or before December 31, 2011 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to a party whose failure to fulfill any material obligation under this Agreement or other material breach of this Agreement has been the primary cause of, or resulted in, the failure of the Merger to have been consummated on or before such Termination Date;

(ii) any Governmental Authority has issued a statute, rule, order, decree or regulation or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or making the Merger illegal and such statute, rule, order, decree, regulation or other action shall have become final and nonappealable, provided that the terminating party is not then in material breach of Section 6.1;

(iii) ENP does not obtain the ENP Unitholder Approval at the ENP Meeting; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to ENP where the failure to obtain the ENP Unitholder Approval shall have been caused by the action or failure to act of ENP and such action or failure to act constitutes a material breach by ENP of this Agreement;

(iv) VNR does not obtain the VNR Unitholder Approval at the VNR Meeting; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iv) shall not be available to VNR where the failure to obtain the VNR Unitholder Approval shall have been caused by the action or failure to act of VNR and such action or failure to act constitutes a material breach by VNR of this Agreement;

(v) there has been a material breach of or any material inaccuracy in any of the representations or warranties set forth in this Agreement on the part of any of the Other Parties, which breach is not cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party, or which breach, by its nature, cannot be cured prior to the Termination Date, provided in any such case that neither the terminating party nor any Related Party is then in material breach of any representation, warranty, covenant or other agreement contained herein; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(v) unless the breach of a representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated by this Agreement under Section 7.4 (in the case of a breach of representation or warranty by a VNR Party) or Section 7.5 (in the case of a breach of representation or warranty by an ENP Party); or

(vi) if there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of any of the Other Parties, which breach has not been cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party, or which breach, by its nature, cannot be cured prior to the Termination Date, provided in any such case that neither the terminating party nor any Related Party is then in material breach of any representation, warranty, covenant or other agreement contained herein; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(vi) unless the breach of covenants or agreements, together with all other such breaches, would entitle the party receiving the benefit of such covenants or agreements not to consummate the transactions contemplated by this Agreement under Section 7.4 (in the case of a breach of covenants or agreements by a VNR Party) or Section 7.5 (in the case of a breach of covenants or agreements by an ENP Party).

(c) By either VNR or ENP, upon written notice to the other party, in the event that an ENP Change in Recommendation has occurred.

Section 8.2 Fees and Expenses.

(a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except as provided in this Section 8.2.

(b) If this Agreement is terminated by VNR or ENP pursuant to Section 8.1(c), then ENP shall pay to VNR an amount up to the Termination Fee calculated as follows:

(i) Prior to the end of the calendar year in which this Agreement is terminated by VNR or ENP pursuant to Section 8.1(c) and within five Business Days from the date on which VNR provides ENP with a notice setting forth the estimated maximum remaining amount which may still be taken into the gross income of VNR without exceeding the permissible non-qualifying income limits for a publicly traded partnership for purposes of Section 7704 of the Code, after taking into consideration all other sources of non-qualifying income (such estimated maximum remaining amount of non-qualifying income, the “Estimated Non-Qualifying Income Cushion”), ENP shall pay to VNR a portion of the Termination Fee equal to no greater than 70% of the Estimated Non-Qualifying Income Cushion (the “Preliminary Amount”).

(ii) During the calendar year following the date that the Preliminary Amount was paid to VNR but prior to the passage of 30 Business Days following the filing of the IRS Form 1065 for the prior year, VNR shall submit to ENP a certificate (the “Final Non-Qualifying Income Cushion Certificate”) identifying the actual maximum remaining amount which may still be taken into the gross income of VNR without exceeding the permissible non-qualifying income limits for a publicly traded partnership (for purposes of Section 7704 of the Code), after taking into consideration all other sources of non-qualifying income from the prior year other than the Preliminary Amount (the “Final Non-Qualifying Income Cushion”).  If the Preliminary Amount was (A) less than 90% of the Final Non-Qualifying Income Cushion, then ENP shall pay to VNR an amount which, when combined with Preliminary Amount, will equal 90% of the Final Non-Qualifying Income Cushion, and (B) greater than 90% of the Final Non-Qualifying Income Cushion, then VNR shall return to ENP an amount equal to the excess of Preliminary Amount over 90% of the Final Non-Qualifying Income Cushion.  Any payment under this clause (ii) shall be made by VNR or ENP, as applicable, by wire transfer of immediately available funds to an account designated by VNR or ENP, as applicable within five Business Days following the delivery of the Final Non-Qualifying Income Cushion Certificate.

(iii) For sake of clarity, in no event shall the aggregate amount paid by ENP to VNR pursuant to clauses (i) and (ii) above exceed the amount of the Termination Fee.

(c) If this Agreement is terminated by VNR pursuant to Sections 8.1(b)(v) or 8.1(b)(vi), then ENP shall pay to VNR the Expenses of VNR.

(d) If this Agreement is terminated by ENP pursuant to Sections 8.1(b)(v) or 8.1(b)(vi), then VNR shall pay to ENP the Expenses of ENP.

(e) Except as otherwise provided herein, any payment of the Termination Fee or Expenses shall be made by wire transfer of immediately available funds to an account designated by VNR or an account designated by ENP, as applicable, within one Business Day following the event that triggered the obligation to make such payment.  The parties acknowledge that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, none of the parties would enter into this Agreement.

(f) As used in this agreement, “Expenses” includes all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement/Prospectus and the Registration Statement and the solicitation of the ENP Unitholder Approval and/or VNR Unitholder Approval, and all other matters related to the transactions contemplated hereby; provided, however, that the amount of Expenses payable by one party to another under this Section 8.2 shall not exceed $3.0 million.

(g) This Section 8.2 shall survive any termination of this Agreement.

Section 8.3 Effect of Termination.

  In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given by the terminating party to the other parties specifying the provision of this Agreement pursuant to which such termination is made, and except as provided in this Section 8.3, this Agreement (other than Section 8.2 and Article IX) shall forthwith become null and void after the expiration of any applicable period following such notice.  In the event of such termination, there shall be no liability on the part of any party hereto, except as set forth in Section 8.2 of this Agreement and except with respect to the requirement to comply with the Confidentiality Agreement; provided, however, that nothing herein shall relieve any party from any liability or obligation with respect to fraud or the willful and material breach of a covenant or agreement contained herein.  In the case of fraud or willful and material breach of a covenant or agreement contained herein, then VNR or ENP, as the case may be, shall be entitled to all remedies available at law or in equity.  For purposes of this Agreement, “willful and material breach” means a deliberate act or failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement that the breaching party is aware would or would reasonably be expected to breach its obligations under this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Waiver; Amendment; Approvals and Consents.

  (a) Subject to compliance with applicable Law, prior to the Closing, any provision of this Agreement, except Section 7.1, may be (i) waived in writing by the party benefited by the provision, or (ii) amended or modified at any time, whether before or after the ENP Unitholder Approval and the VNR Unitholder Approval, by an agreement in writing between the parties hereto; provided, however, that (A) after the ENP Unitholder Approval, no amendment shall be made to the nature or amount of the Merger Consideration or that results in a material adverse effect on the ENP Unaffiliated Unitholders without ENP Unitholder Approval (the ENP GP being hereby authorized to approve any other amendment on behalf of ENP without any other approval of the ENP Unitholders), and (B) after the VNR Unitholder Approval, no amendment shall be made to the nature or amount of the Merger Consideration or that results in a material adverse effect on the VNR Unaffiliated Unitholders without VNR Unitholder Approval (VNR being hereby authorized to approve any other amendment on behalf of VNR without any other approval of the VNR Unitholders); and provided, further, in addition to any other approvals required by the parties’ constituent documents or under this Agreement, the foregoing waivers, amendments or modifications in clauses (i) and (ii) are approved (A) in the case of VNR, by the VNR Conflicts Committee, and (B) in the case of ENP, by the ENP Conflicts Committee.

(b) Unless otherwise expressly set forth in this Agreement, whenever (i) a determination, decision, approval or consent of ENP or ENP GP is required pursuant to this Agreement, such determination, decision, approval or consent must be authorized by the ENP Conflicts Committee, and shall not require any approval of the ENP Unitholders or the ENP GP Board, and (ii) whenever a determination, decision, approval or consent of VNR is required pursuant to this Agreement, such determination, decision, approval or consent shall require the approval or consent of the VNR Conflicts Committee, and shall not require any approval of the VNR Unitholders.

Section 9.2 Counterparts.

  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one Agreement.  Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

Section 9.3 Governing Law.

  This Agreement shall be governed by, and interpreted in accordance with, the Laws of the State of Delaware (except to the extent that mandatory provisions of federal law govern), without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 9.4 Confidentiality.

  Each of the parties hereto shall, and shall use its commercially reasonable efforts to cause its Representatives to, maintain the confidentiality of all information provided in connection herewith to the extent required by, and subject to the limitations of, Section 6.5(b).  The terms and provisions of the Confidentiality Agreement among VNR, ENP GP and ENP dated as of April 27, 2011, are incorporated by reference herein.

Section 9.5 Notices.

  All notices, requests, demands and other communications required or permitted to be given or made hereunder to a party shall be in writing and shall be deemed to have been duly given if personally delivered, faxed (with confirmation of receipt) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to VNR or the VNR Conflicts Committee, to:

Vanguard Natural Resources, LLC
5847 San Felipe, Suite 3000
Houston, Texas  77057
Attention:  Loren Singletary, Chairman of the Conflicts Committee
Fax:  832-327-2260

With copies to (which shall not constitute notice):

Vinson & Elkins LLP
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attention:  David P. Oelman and Stephen M. Gill, Esq.
Fax: (713) 615-5956

and

Potter Anderson & Corroon LLP
1313 North Market Street
Wilmington, DE 19801
Attention:  Mark A. Morton, Esq.
Fax:  302-778-6078

If to ENP, to:

Encore Energy Partners GP LLC
5847 San Felipe, Suite 3000
Houston, Texas  77057
Attn:  John Jackson, Chairman of the Conflicts Committee
Fax:  832-327-2260

With copies to (which shall not constitute notice):

Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002
Attention:  Gary W. Orloff
Fax:   713-221-2166

Notices shall be deemed to have been received (a) on the date of receipt if (i) delivered by hand or overnight courier service or (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by fax (to such number specified above or another number or numbers as such Person may subsequently designate by notice given hereunder) or (b) on the date five Business Days after dispatch by certified or registered mail.

Section 9.6 Entire Understanding; No Third-Party Beneficiaries.

  This Agreement (including the documents referred to or listed herein) represents the entire understanding of the parties hereto with reference to the subject matter hereof and the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made.  Except as contemplated by Section 6.11, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 9.7 Severability.

  Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

Section 9.8 Jurisdiction.

  The parties hereto agree that to the fullest extent permitted by law, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or the Delaware Court of Chancery, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, or that this Agreement, or the subject matter hereof, may not be enforced in or by any such court.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that to the fullest extent permitted by law, service of process on such party as provided in Section 9.5 shall be deemed effective service of process on such party for matters between the parties hereto.

Section 9.9 Waiver of Jury Trial.

  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.10 No Recourse.

This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

Section 9.11 Specific Performance.

  The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly the parties shall, to the fullest extent permitted by law, be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or in the Delaware Court of Chancery, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12 Survival.

  All representations, warranties, agreements and covenants contained in this Agreement shall not survive the Closing or the termination of this Agreement if this Agreement is terminated prior to the Closing; provided, however, that if the Closing occurs, the agreements of the parties in Sections 3.3, 3.4, 3.6, 6.11 and Article IX shall survive the Closing, and if this Agreement is terminated prior to the Closing, the agreements of the parties in Section 6.5(b), 8.2, 8.3, and Article IX shall survive such termination.

[Remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first written above.

VANGUARD NATURAL RESOURCES, LLC

By:	/s/ Scott W. Smith
Name:	Scott W. Smith,
Title:	President and Chief Executive Officer

VANGUARD NATURAL GAS, LLC

By:	/s/ Scott W. Smith
Name:	Scott W. Smith
Title:	President and Chief Executive Officer

VANGUARD ACQUISITION COMPANY, LLC

By: VANGUARD NATURAL GAS, LLC,
its sole member

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

ENCORE ENERGY PARTNERS LP

By: ENCORE ENERGY PARTNERS GP LLC,
its general partner

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President, Chief Executive Officer and Director

ENCORE ENERGY PARTNERS GP LLC

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President, Chief Executive Officer and Director

[Signature Page to Merger Agreement]

ANNEX A

FORM OF SECOND AMENDED AND RESTATED LLC AGREEMENT OF ENP GP

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ENCORE ENERGY PARTNERS GP LLC

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of ENCORE ENERGY PARTNERS GP LLC (the “Company”), dated as of [__________], 2011, is adopted, executed and agreed to by the Sole Member (as defined below).

WHEREAS, the Company, Encore Energy Partners LP, a Delaware limited partnership (the “Partnership”), Vanguard Natural Resources, LLC, a Delaware limited liability company, Vanguard Natural Gas, LLC, a Delaware limited liability company (the “Sole Member”) and Vanguard Acquisition Company, LLC, a Delaware limited liability company (“Merger Sub”), entered into an Agreement and Plan of Merger, dated July [___], 2011, pursuant to which, among other things, Merger Sub merged with and into the Partnership, with the Partnership continuing as the surviving entity (the “Merger”).

WHEREAS, in connection with the Merger, the Sole Member desires to enter into this Agreement;

NOW, THEREFORE, the Sole Member does hereby amend and restate the Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 31, 2010 (the “Previous LLC Agreement”), as heretofore amended, to provide, in its entirety, as follows:

1 Formation

.  Encore Energy Partners GP, LLC has previously been formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (the “Act”).

2 Term.

  The Company shall have perpetual existence.

3 Purposes.

  The purposes of the Company are to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

4 Members.

  The Sole Member shall be the sole member of the Company.

5 Contributions.

  The capital contributions as reflected on the Company’s books and records shall constitute the full obligation of the Sole Member to furnish cash or property to the Company, and no additional cash or property shall be required of the Sole Member.  Without creating any rights in favor of any third party, the Sole Member may, from time to time, make additional contributions of cash or property to the capital of the Company, but shall have no obligation to do so.

6 Distributions.

  The Sole Member shall be entitled (a) to receive all distributions (including, without limitation, liquidating distributions) made by the Company, and (b) to enjoy all other rights, benefits and interests in the Company.

7 Management.

  The management of the Company shall be exclusively vested in the Sole Member, and the Company shall not have “managers,” as that term is used in the Act.  The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Sole Member.

8 Officers. The Sole Member may designate one or more persons to be officers of the Company.  Officers are not “managers,” as that term is used in the Act.  Any officers who are so designated shall have such titles and authority and perform such duties as the Sole Member may delegate to them.  The salaries or other compensation, if any, of the officers of the Company shall be fixed by the Sole Member.  Any officer may be removed as such, either with or without cause, by the Sole Member.  Designation of an officer shall not of itself create contract rights.  Initially, the officers of the Company as of the date of this Agreement shall continue as the officers of the Company.

9 Dissolution.

  The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Sole Member may elect.  No other event will cause the Company to dissolve.

10 Governing Law.

  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUDING ITS CONFLICT-OF-LAWS RULES).

11 Amendments.

  This Agreement may be modified, altered, supplemented or amended at any time by a written agreement executed and delivered by the Sole Member.

12 Liability.

  The Sole Member and the officers shall not have any liability for the obligations, debts or liabilities of the Company except to the extent provided in the Act.

13 Indemnification.

(a)           To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, each Indemnitee shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of such person’s status as an Indemnitee; provided, however that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 13, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above.  Any indemnification pursuant to this Section 13 shall be made only out of the Company’s assets, it being agreed that a Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(b)           To the fullest extent permitted by law, expenses (including reasonable legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 13(a) in defending any Claim shall, from time to time, be advanced by the Company prior to the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 13.

(c)           The indemnification provided by this Section 13 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)           The Company may purchase and maintain insurance, on behalf of former members of the Board of Directors of the Company (“Former Board Members”), the officers and such other Persons as the Company shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)           For purposes of this Section 13, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of such Indemnitee’s duties to the Company also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to Applicable Law shall constitute “fines” within the meaning of Section 13(a) and action taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of such Indemnitee’s duties for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

(f)           In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)           An Indemnitee shall not be denied indemnification in whole or in part under this Section 13 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction is otherwise permitted by the terms of this Agreement.

(h)           The provisions of this Section 13 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)           No amendment, modification or repeal of this Section 13 or any provision hereof shall in any manner terminate, reduce or impair either the right of any past, present or future Indemnitee to be indemnified by the Company or the obligation of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 13 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

(j)           No Member shall be liable to the Company or to any Member for any loss suffered by the Company unless such loss is caused by such Member’s gross negligence, willful misconduct, intentional violation of law or material breach of this Agreement.  No Member shall be liable for errors in judgment or for any acts or omissions that do not constitute gross negligence, willful misconduct, intentional violation of law or material breach of this Agreement.  Any Member may consult with counsel and accountants in respect of Company affairs and, provided such Member acts in good faith reliance upon the advice or opinion of such counsel or accountants, such Member shall not be liable for any loss suffered by the Company in reliance thereon.

(k)           No Former Board Member shall be liable to the Company or to any Member for any loss suffered by the Company unless such loss is caused by such Former Board Member's gross negligence, willful misconduct, intentional violation of law or material breach of the Previous LLC Agreement.  No Former Board Member shall be liable for errors in judgment or for any acts or omissions that do not constitute gross negligence, willful misconduct, intentional violation of law or material breach of the Previous LLC Agreement.  Any Former Board Member may consult with counsel and accountants in respect of Company affairs and, provided such Former Board Member acts in good faith reliance upon the advice or opinion of such counsel or accountants, such Former Board Member shall not be liable for any loss suffered by the Company in reliance thereon.

(l)           THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 13 ARE INTENDED BY THE MEMBERS TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT, SUBJECT TO LIMITS UNDER APPLICABLE LAW.

(m)           Capitalized terms used in this Section 13 but not otherwise defined are defined as follows:

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

"Applicable Law" means any Law to which a specified Person or property is subject.

“Claim” means any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, Governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages (whether actual, consequential or punitive), including interest, penalties, reasonable attorney’s fees, disbursements and costs of investigations, deficiencies, levies and duties.

"Governmental Authority" (or "Governmental") means a federal, state, local or foreign governmental authority; a state, province, commonwealth, territory or district thereof a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative body of any of the foregoing; any court or other judicial body; and any officer, official or other representative of any of the foregoing.

“Indemnitee” means each of (a) the Company and any Person who is or was an Affiliate of the Company, (b) any Person who is or was a member, director, officer, fiduciary or trustee of the Company, (c) any Person who is or was an officer, member, partner, director, employee, agent or trustee of the Company or any Affiliate of the Company, or any Affiliate of any such Person, and (d) any Person who is or was serving at the request of the Company or any such Affiliate as a director, officer, employee, member, partner, agent, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for- services basis, trustee, fiduciary or custodial services and (e) any Person the Company designates as an “Indemnitee” for purposes of this Agreement.

"Law" means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority having valid jurisdiction.

"Member" means the Sole Member and any Person hereafter admitted to the Company as a Member, but such term does not include any Person who has ceased to be a Member of the Company.

“Person” means the meaning assigned to that term in Section 18-101(12) of the Delaware Limited Liability Company Act and also includes a Governmental Authority and any other entity.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being the Sole Member of the Company, has caused this Second Amended and Restated Limited Liability Company Agreement to be duly executed as of the date first set forth above.

VANGUARD NATURAL GAS, LLC

By:
Name:  Scott W. Smith
Title:  President and Chief Executive Officer

ANNEX B

FORM OF THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ENP

THIRD AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

ENCORE ENERGY PARTNERS LP

a Delaware limited partnership

THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of July [___], 2011 (this “Agreement”), is adopted, executed and agreed to by Encore Energy Partners GP LLC, a Delaware limited liability company (“ENP GP”), as general partner, and Vanguard Natural Gas, LLC, a Kentucky limited liability company, as the sole limited partner (the “Sole Limited Partner”).

WHEREAS, the Partnership, ENP GP, the Sole Limited Partner, Vanguard Natural Resources, LLC, a Delaware limited liability company and Vanguard Acquisition Company, LLC, a Delaware limited liability company (“Merger Sub”), entered into an Agreement and Plan of Merger, dated July [___], 2011 (the “Merger Agreement”), pursuant to which, among other things, Merger Sub merged with and into the Partnership, with the Partnership continuing as the surviving entity (the “Merger”).

WHEREAS, in connection with the Merger and pursuant to the Merger Agreement, at the effective time of the Merger, (i) all of the issued and outstanding Common Units in the Partnership held by the Sole Limited Partner remained outstanding and all other limited partner interests in the Partnership were canceled, resulting in the Sole Limited Partner becoming the sole limited partner of the Partnership and (ii) the general partner interest in the Partnership held by ENP GP remained outstanding as a non-economic general partner interest, with ENP GP continuing as the General Partner.

NOW, THEREFORE, the General Partner and the Sole Limited Partner do hereby amend and restate the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 17, 2007, as heretofore amended (the “Second A&R Partnership Agreement”), to provided, in its entirety, as follows:

ARTICLE I

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the introductory paragraph of this Agreement.

           “Certificate of Limited Partnership” means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware on February 13, 2007 as amended from time to time.

“Code” is defined in Section 4.1.

“Common Unit” is defined in Section 2.6.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such act.

“ENP GP” is defined in the introductory paragraph of this Agreement.

“General Partner” means ENP GP and its successors as general partner of the Partnership.

“Indemnitee” means (a) the General Partner, (b) any departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any departing General Partner, (d) any Person who is or was a member, partner, director, officer, fiduciary or trustee of the Partnership or any of its Subsidiaries, the General Partner or any departing General Partner or any Affiliate of the Partnership or any of its Subsidiaries, the General Partner or any departing General Partner, (e) any Person who is or was serving at the request of the General Partner or any departing General Partner or any Affiliate of the General Partner or any departing General Partner as an officer, director, member, partner, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (f) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement.

“Limited Partner” means the Sole Limited Partner and any other limited partner admitted to the Partnership from time to time.

“Merger” is defined in the recitals to this Agreement.

“Merger Agreement” is defined in the recitals to this Agreement.

“Merger Sub” is defined in the recitals to this Agreement.

“Partner” means the General Partner or any Limited Partner.

“Partnership” means Encore Energy Partners LP, a Delaware limited partnership.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Sharing Ratio” is defined in Section 2.6.

“Second A&R Partnership Agreement” is defined in the recitals to this Agreement.

“Sole Limited Partner” is defined in the introductory paragraph of this Agreement.

ARTICLE II

ORGANIZATIONAL MATTERS

2.1           Formation.  The General Partner and Encore Partners LP Holdings LLC, a Delaware limited liability company, have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act.  The General Partner and the Sole Limited Partner hereby amend and restate the Second A&R Partnership Agreement in its entirety and hereby enter into this Agreement to set forth the rights and obligations of the Partnership and certain matters related thereto.  Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act.

2.2           Name.  The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name “Encore Energy Partners LP.”

2.3           Principal Office; Registered Office.

(a)           The principal office of the Partnership shall be at 5847 San Felipe, Suite 3000, Houston, Texas 77057, or such other place as the General Partner may from time to time designate.

(b)           The address of the Partnership’s registered office in the State of Delaware shall be 1209 Orange Street, Wilmington, DE 19801, and the name of the Partnership’s registered agent for service of process at such address shall be Corporation Trust Center.

2.4           Term.  The Partnership shall continue in existence until an election to dissolve the Partnership by the General Partner.

2.5           Organizational Certificate.  A Certificate of Limited Partnership of the Partnership has been filed by the General Partner with the Secretary of State of the State of Delaware as required by the Delaware Act.  The General Partner shall cause to be filed such other certificates or documents as may be required for the formation, operation and qualification of a limited partnership in the State of Delaware and any state in which the Partnership may elect to do business.  The General Partner shall thereafter file any necessary amendments to the Certificate of Limited Partnership and any such other certificates and documents and do all things requisite to the maintenance of the Partnership as a limited partnership (or as a partnership in which the Limited Partners have limited liability) under the laws of Delaware and any state or jurisdiction in which the Partnership may elect to do business.

2.6           Partners; Sharing Ratios.  Effective with the commencement of the Partnership, the General Partner was admitted to the Partnership as the initial general partner. In connection with the Merger, the Sole Limited Partner maintained the ownership of 20,924,055 common units representing limited partner interests of the Partnership (“Common Units”). Each Partner shall have a sharing ratio representing the proportionate ownership of such Common Units by such Partner (a “Sharing Ratio”), with the initial Sharing Ratio of the Sole Limited Partner equal to 100%. The Partnership may issue additional Common Units to any Person at any time for such consideration and on such other terms and conditions as the General Partner deems appropriate, and each Partner’s Sharing Ratio will be automatically adjusted to reflect any change in such Partner’s proportionate ownership of Common Units.

ARTICLE III

PURPOSE

The purpose and business of the Partnership shall be to engage in any lawful activity for which limited partnerships may be organized under the Delaware Act.

ARTICLE IV

CAPITAL ACCOUNT ALLOCATIONS

4.1           Capital Accounts.  The Partnership shall maintain a capital account for each of the Partners in accordance with the regulations issued pursuant to Section 704 of the Internal Revenue Code of 1986, as amended (the “Code”), and as determined by the General Partner as consistent therewith.

4.2           Allocations.  For federal income tax purposes, each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in accordance with their Sharing Ratios, except that the General Partner shall have the authority to make such other allocations as are necessary and appropriate to comply with Section 704 of the Code and the regulations pursuant thereto.

4.3           Distributions.  From time to time, but not less often than quarterly, the General Partner shall review the Partnership’s accounts to determine whether distributions are appropriate.  The General Partner may make such cash distribution as it, in its sole discretion, may determine without being limited to current or accumulated income or gains from any Partnership funds, including, without limitation, Partnership revenues, capital contributions or borrowed funds; provided, however, that no such distribution shall be made if, after giving effect thereto, the liabilities of the Partnership exceed the fair market value of the assets of the Partnership.  In its sole discretion, the General Partner may, subject to the foregoing proviso, also distribute to the Partners other Partnership property, or other securities of the Partnership or other entities.  All distributions by the General Partner shall be made in accordance with the Sharing Ratios of the Partners.

ARTICLE V

MANAGEMENT AND OPERATIONS OF BUSINESS

Except as otherwise expressly provided in this Agreement, all powers to control and manage the business and affairs of the Partnership shall be vested exclusively in the General Partner; the Sole Limited Partner shall not have any power to control or manage the Partnership.

ARTICLE VI

RIGHTS AND OBLIGATIONS OF LIMITED PARTNER

The Sole Limited Partner shall have no liability under this Agreement except as provided in Article IV.

ARTICLE VII

DISSOLUTION AND LIQUIDATION

The Partnership shall be dissolved, and its affairs shall be wound up as provided in Section 2.4.

ARTICLE VIII

AMENDMENT OF PARTNERSHIP AGREEMENT

The General Partner may amend any provision of this Agreement without the consent of the Sole Limited Partner and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith.

ARTICLE IX

INDEMNIFICATION

9.1           Indemnification.

1. To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 9.1, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.  Any indemnification pursuant to this Section 9.1 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification

2. To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 9.1(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 9.1.

3. The indemnification provided by this Section 9.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Common Units, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

4. The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

5. For purposes of this Section 9.1, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 9.1 (a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

6. In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

7. An Indemnitee shall not be denied indemnification in whole or in part under this Section 9.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

8. The provisions of this Section 9.1 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

9. No amendment, modification or repeal of this Section 9.1 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 9.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

9.2           Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners or any Persons who have acquired interests in the securities of the Partnership, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b) Subject to its obligations and duties as General Partner set forth in Article V, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

(d) Any amendment, modification or repeal of this Section 9.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 9.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE X

GENERAL PROVISIONS

10.1           Addresses and Notices.  Any notice to the Partnership, the General Partner or the Sole Limited Partner shall be deemed given if received by it in writing at the principal office of the Partnership designated pursuant to Section 2.3(a).

10.2           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

10.3           Integration.  This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

10.4           Severability.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

10.5           Applicable Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the General Partner and the Sole Limited Partner as of the date first set forth above.

GENERAL PARTNER:

ENCORE ENERGY PARTNERS GP LLC

By:
Name:
Title:

SOLE LIMITED PARTNER:

VANGUARD NATURAL GAS, LLC

By:
Name:
Title:

ANNEX C

FORM OF STANDSTILL PROVISION

The Receiving Party agrees that without the prior written consent of each of ENP and VNR (or any successor entity), during the term of the Confidentiality Agreement, it will not, and will cause each of its Affiliates not to, directly or indirectly, alone or in concert with other Persons:  (a) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) with respect to any ENP Common Units or VNR Common Units, or advise or seek to influence any Person with respect to the voting of, or giving of consents with respect to, any ENP Common Units or VNR Common Units, or form, join, or in any way participate in, a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the ENP Common Units or VNR Common Units, (b) acquire or offer or agree to acquire, directly or indirectly, by purchase or otherwise:  (i) any ENP Common Units or VNR Common Units, (ii) any option, warrant, convertible security, unit appreciation right or other right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the ENP Common Units or VNR Common Units or with a value derived from the ENP Common Units or VNR Common Units, whether or not such instrument or right shall be subject to settlement in ENP Common Units or VNR Common Units, as applicable (a “Derivative Instrument”), (iii) any short interest in the ENP Common Units or VNR Common Units whereby such Receiving Party or any of its Affiliates, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from a decrease in the value of the ENP Common Units or VNR Common Units, (iv) any rights to distributions on the ENP Common Units or VNR Common Units that are separated or separable from the ENP Common Units or VNR Common Units, as applicable, (v) any performance-related payments based on any increase or decrease in the value of the ENP Common Units or VNR Common Units or any Derivative Instruments, or (vi) any assets of ENP, VNR or any of their respective Subsidiaries (other than products or services of ENP or VNR acquired in the ordinary course of business, or in connection with any bankruptcy or insolvency proceeding involving ENP or VNR or any of their respective Subsidiaries), (c) enter into, or make any proposal or offer with respect to any merger, consolidation, business combination, reorganization or similar transaction involving ENP, VNR, or any of their respective Subsidiaries; (d) provide, or act as agent for the purpose of obtaining, any debt or equity financing for any transaction described in clauses (b) or (c) above, (e) otherwise seek to influence or control, in any manner whatsoever, the management or policies of ENP or VNR, (f) assist, advise or otherwise encourage any other Person to do any of the foregoing, or (g) make any request to waive, terminate, or amend any portion of this provision (including this clause (g)).